Exhibit 10.26

DATED	2009

VODAFONE GROUP PLC	(1)

and

VODAFONE DC PENSION TRUSTEE COMPANY LIMITED	(2)

DEFINITIVE DEED Vodafone UK Defined Contribution Pension Plan

Hammonds

7 Devonshire Square Cutlers Gardens London EC2M 4YH DX 136546 Bishopsgate 2

Telephone +44 (0)870 839 0000 Fax +44 (0)870 839 1001

Offices and Associated Offices Aosta Berlin Birmingham Brussels Hong Kong Leeds London Madrid Manchester Milan Munich Paris Rome Turin

Website www.hammonds.com

Reference JD/CLJ/VOD.1-4

CONTENTS

1	DEFINITIONS AND INTERPRETATION	1

2	ESTABLISHMENT	2

3	APPOINTMENT AND REMOVAL OF ADVISERS	3

4	APPOINTMENT AND REMOVAL OF TRUSTEES	3

5	TRUSTEES’ MEETINGS	4

6	TRUSTEES’ DUTIES	6

7	TRUSTEES’ POWERS	7

8	PROTECTION OF TRUSTEES	8

9	LIMITATION AND EXCLUSION OF PROTECTION	10

10	TRUSTEES’ REMUNERATION	10

11	PARTICIPATING EMPLOYERS AND EXTENSION OF PLAN	11

12	SUBSTITUTION OF PRINCIPAL EMPLOYER	13

13	COSTS AND EXPENSES	13

14	CONTROL OF THE FUND	14

15	INVESTMENT OF THE FUND	16

16	RESTRICTIONS ON INVESTMENT	20

17	VALUATIONS	20

18	AMENDMENT	21

19	BULK TRANSFERS IN	22

20	BULK TRANSFERS OUT	23

21	AMALGAMATION AND RECONSTRUCTION	23

22	PARTIAL WIND-UP	24

23	FULL WIND-UP	24

24	DISSOLUTION	25

25	SECURING BENEFITS ON A PARTIAL OR FULL WINDING-UP	26

26	SPECIAL POWERS	27

i

27	NOTICES	28

28	DETERMINATION OF QUESTIONS AND RESOLUTION OF DISPUTES	28

29	GOVERNING LAW	28

SCHEDULE 1 DEFINITIONS		29

SCHEDULE 2 THE RULES		37

1	ELIGIBILITY	37

2	ADMISSION TO MEMBERSHIP	38

3	CESSATION OF ACTIVE MEMBERSHIP OR LIFE ASSURANCE ONLY MEMBERSHIP	40

4	MEMBER’S NORMAL CONTRIBUTIONS	43

5	MEMBER AVCS	45

6	PARTICIPATING EMPLOYERS’ CONTRIBUTIONS	46

7	NORMAL RETIREMENT	48

8	EARLY RETIREMENT	49

9	LATE RETIREMENT	49

10	WITHDRAWAL	50

11	INCREASES TO PENSIONS IN PAYMENT	51

12	SECURING BENEFITS	52

13	PAYMENT OF BENEFITS	53

14	AUGMENTATION	54

15	REVALUATION	55

16	LUMP SUM BENEFITS	55

17	CONVERSION	57

18	EVIDENCE OF DEATH	58

19	LUMP SUM DEATH BENEFITS	58

20	DEPENDANT’S PENSIONS	60

21	PENSIONS SHARING ON DIVORCE	61

22	INDIVIDUAL TRANSFERS OUT	64

23	INDIVIDUAL TRANSFERS IN	66

24	ALTERNATIVE TO SHORT SERVICE BENEFIT	66

25	DISCLOSURE OF INFORMATION	67

26	BAR ON ASSIGNMENT	67

27	TAX LIABILITY AND OVER-PAYMENTS	67

28	DETERMINATION OF EMPLOYMENT	68

29	FAILURE TO CLAIM BENEFITS	68

30	FORFEITURE AND CHARGING	68

31	EMPLOYMENT WITH AN OVERSEAS EMPLOYER	70

SCHEDULE 3 REVENUE LIMITS RULES		73

1	DEFINITIONS	73

2	CLASS A MEMBERS	79

3	CLASS B MEMBERS OR CLASS C MEMBERS	80

4	MEMBER’S CONTRIBUTIONS	83

5	CONTINUED LIFE COVER	83

6	PAYMENT OF RETIREMENT BENEFITS	83

7	MEMBER’S CONTRIBUTIONS	84

8	TRANSFERS	84

9	LUMP SUM DEATH BENEFIT	85

10	PENSIONS FOR DEPENDANTS	85

11	INCREASES OF PENSIONS IN PAYMENT	85

12	SURPLUS AVCS	86

13	TRANSFERS	86

14	INLAND REVENUE REQUIREMENTS FOR EX-SPOUSE PARTICIPANT	86

15	INLAND REVENUE REQUIREMENTS FOR PENSION DEBIT MEMBER	88

16	INLAND REVENUE REQUIREMENTS ON DEATH BEFORE DISCHARGE	89

17	INLAND REVENUE REQUIREMENTS ON PAYMENT OF PENSIONS ON DEATH	90

18	INLAND REVENUE REQUIREMENTS FOR PENSION CREDIT BENEFIT TO BE KEPT SEPARATE	90

19	INLAND REVENUE REQUIREMENTS ON TRANSFERS	90

Deed

DATE OF DEED	2004

PARTIES

(1)	VODAFONE GROUP PLC (Company Number 1833679) whose registered office is at Vodafone House The Connection Newbury Berkshire RG14 2FN (the “Principal Employer”)

(2)	VODAFONE DC PENSION TRUSTEE COMPANY LIMITED (Company Number 05152668) whose registered office is at Vodafone House The Connection Newbury Berkshire RG14 2FN (the “Current Trustee”)

INTRODUCTION

A	The Principal Employer wishes by this Deed to establish under irrevocable trusts a retirement benefits scheme to be called the Vodafone UK Defined Contribution Pension Plan (the “Plan”) with effect from 1 July 2004 (the “Commencement Date”).

B	This Deed constitutes the definitive trust deed for the Plan. It incorporates the Rules.

C	The Principal Employer and the Current Trustee have agreed to become and are respectively the first principal employer and the first trustees of the Plan.

THIS DEED WITNESSES THAT:

1	DEFINITIONS AND INTERPRETATION

1.1	The Schedules

The various attached schedules all form part of this Deed.

1.2	Interpretation

(a)	Unless the context requires otherwise:

(i)	words and expressions used in this Deed have the meaning assigned to them in Schedule 1;

(ii)	any reference to a clause, rule or schedule is to the relevant provision of this Deed; and

(iii)	any reference within a schedule to a rule is to a rule within that schedule.

(b)	The headings to this Deed have been inserted for ease of reference only. They will not affect its construction or interpretation. Words in the singular include the plural and vice versa. Words in the masculine gender include the feminine and vice versa unless the context requires otherwise.

(c)	The expressions “include” and “including” will mean “include, without limitation,” and “including, without limitation,” respectively.

(d)	Any reference to a statute, statutory instrument or other legislative provision includes any amendment or re-enactment of it for the time being in force and any

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regulations made under it. Any reference to a particular section or part of a statute or statutory instrument will be read to include reference to any other relevant section or part of the statute or statutory instrument.

(e)	Any reference to legislation applicable to only part of the United Kingdom includes a reference to the corresponding legislation (if any) applicable to any other part of the United Kingdom.

(f)	Any reference to written notice includes notice given by electronic means.

1.3	Third parties

This Deed does not confer on any third party any right to enforce any provision of the Deed under the Contracts (Rights of Third Parties) Act 1999 and any such right is excluded. This does not affect any right or remedy of a third party which exists or is available as a matter of trust law or apart from that Act.

2	ESTABLISHMENT

2.1	Establishment and purpose of the Plan

(a)	Establishment. This Deed establishes the Plan with effect on and from the Commencement Date.

(b)	Confirmation. For the avoidance of doubt, and with effect from the date of execution of this Deed if the same is prior to the Commencement Date, the Trustees shall have all such powers and discretions which are necessary or desirable in connection with the establishment and proper administration of the Plan (including those set out in this Deed) and enjoy all the protections available to them under this Deed. All and any actions and decisions of the Trustees prior to the Commencement Date are immediately ratified with effect from the Commencement Date.

(c)	Amendments required by law for Exempt Approval. The Principal Employer and the Trustees undertake to make any amendments to this Deed or take any other action which may be required to secure or maintain Exempt Approval or to comply with legislative requirements from time to time.

(d)	Purpose of the Plan. The object of the Plan is the provision of relevant benefits as defined in the Taxes Act for and in respect of Members.

2.2	Appointment of Trustee

The appointment of the Current Trustee named above as the first Trustee of the Plan is hereby confirmed.

2.3	Trust

The assets of the Plan shall be held by the Trustees under irrevocable trusts to be applied in accordance with and subject to the provisions of this Deed.

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2.4	Duration of the Plan

The Plan will be wound up in accordance with the Rules no later than eighty years after the Commencement Date unless it can lawfully be continued.

2.5	Execution of this Deed

This Deed may be executed in as many counterparts as may be deemed an original. All those counterparts will together form one and the same deed.

3	APPOINTMENT AND REMOVAL OF ADVISERS

3.1	Appointment of advisers

(a)	The Trustees will (if so required by section 47 of the Pensions Act) appoint the following:

(i)	an Auditor;

(ii)	one or more Fund Managers; and

(iii)	a legal adviser.

(b)	Any person appointed under clause 3.1 will carry out any functions prescribed for them by the Pensions Act. In addition the Trustees may instruct them to carry out such further work in connection with the Plan as they consider appropriate.

(c)	In addition to any appointments they are required to make under clause 3.1, the Trustees may appoint such persons to assist them in relation to the Plan (including Actuaries, Auditors, Administrators, Custodians, solicitors, brokers, medical practitioners and investment managers) as they think appropriate.

3.2	Terms of appointment

(a)	Subject to any relevant requirements of section 47 of the Pensions Act, any appointment made pursuant to this clause will be on such terms (including remuneration) as the Trustees see fit.

(b)	The power to remove, replace and/or vary the terms of any appointment made under this clause will lie with the Trustees.

(c)	The appointment of any person by the Trustees may be on such terms of business (including any obligation to indemnify that person) which are usually offered to the commercial customers of that person.

4	APPOINTMENT AND REMOVAL OF TRUSTEES

4.1	Member Nominated Directors/Trustees

The power to appoint and remove the Trustees under clause 4 shall be subject to the requirements of sections 16 to 21 of the Pensions Act.

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4.2	Minimum number of Trustees

Unless one of the Trustees is a corporate body there will be no fewer than two Trustees. In such circumstances there will be no minimum number.

4.3	Corporate trustees

A corporate body may act as a Trustee whether or not it is a Trust Corporation or has been preceded in office by more than one Trustee.

4.4	Power of appointment and removal

(a)	The power to appoint new Trustees (whether as a replacement for or in addition to any Trustee or Trustees) will be vested in the Principal Employer and exercisable by deed.

(b)	The Principal Employer (at its discretion and for any reason) may remove any Trustee by deed. It will be under no obligation to appoint a replacement unless a failure to do so would give rise to a breach of clause 4.2.

4.5	Retirement of Trustees

A Trustee may retire by giving one month’s written notice to the Principal Employer and the other Trustees or such lesser period as the Principal Employer and the other Trustees may agree to accept. On service of the notice the Trustee will cease to hold office and will be discharged even if this would result in the number of remaining Trustees being less than the minimum stated in clause 4.2.

4.6	Disqualification of a Trustee

A Trustee will immediately cease to act as a trustee of the Plan on disqualification from being a trustee of any trust Plan under section 29 of the Pensions Act.

4.7	Principal Employer to act

If for any reason the requirements of clause 4.2 are not met then the Principal Employer will act as sole or co-Trustee until such time as a new appointment is made.

4.8	Execution of documents

A departing Trustee will execute such documents and take such further action as may reasonably be required by the Principal Employer and the other Trustees to implement his retirement or removal. If he fails to do so the Principal Employer may execute such documents and act on his behalf as his attorney. Each of the Trustees irrevocably authorises and appoints the Principal Employer as such for this purpose.

5	TRUSTEES’ MEETINGS

5.1	Notice

(a)	Reasonable notice will be given to all Trustees of any forthcoming meeting. In this respect due regard will be given to the urgency or otherwise of any business to be discussed.

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(b)	Whenever practicable the meeting will be held at a time and venue reasonably convenient to the Trustees.

(c)	Unless the Trustees agree otherwise or not required by the Pensions Act:

(i)	the notice will be sent to the last known address of each Trustee no later than 10 business days before the meeting; and

(ii)	the notice will specify the date, the time and place of the meeting and the matters to be discussed.

5.2	Review of responsibilities

The Trustees will meet together at least once a year. They will also review their responsibilities under the Pensions Act at least once a year.

5.3	Minutes of Trustees’ meetings

As soon as reasonably practicable after a meeting, minutes of the matters discussed and decisions made will be circulated to all the Trustees (including those who were unable to attend). The minutes will comply with the requirements of section 49 of the Pensions Act as to their form and content.

5.4	Appointment of a Secretary and a Chairman

(a)	The Trustees may appoint a Secretary who will have primary responsibility for co-ordinating the matters referred to in clauses 5.1 and 5.2. This will not however prevent any Trustee from convening a meeting in accordance with the above procedures if he considers this appropriate.

(b)	The Trustees will also appoint from among their number a Chairman (who for the avoidance of doubt may also be the Secretary). If they are equally divided on the appointment of a Chairman, he will be chosen by lot. If for any reason the Chairman is unable to attend a validly convened meeting then the Trustees may appoint another of their number to act in his place at that meeting only.

(c)	The Chairman and the Secretary will each hold office until the earlier of the date upon which:

(i)	he is removed by the Trustees from, or he resigns from, such office; or

(ii)	if he is also a Trustee he resigns, or otherwise ceases to act as a Trustee.

5.5	Quorum and voting

(a)	The quorum for a meeting of the Trustees will be two, unless there is a sole corporate Trustee.

(b)	The Trustees may act on a majority vote at their meetings. Subject to sections 16 to 21 of the Pensions Act if they are divided equally on any issue the Chairman will have a casting vote.

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5.6	Resolutions

Any resolution signed by a majority of the Trustees (of which due notice has been given to all the Trustees) will be as binding and effective as if it had been passed at a Trustees’ meeting. The resolution may be passed by the signature of copies whether or not on the same date.

5.7	Form of meeting

Provided all other procedural requirements prescribed by this clause are satisfied, the Trustees may hold meetings by telephone or such other means of communication as they deem appropriate.

5.8	Personal interests

A Trustee (or an officer or employee of a corporate Trustee) may retain for his own account any benefits relating to his Membership of the Plan. He may if he wishes participate in the discussion and vote on any resolution which may affect any such benefits or in which he otherwise has a personal interest. No decision of nor exercise of a power by the Trustees will be invalidated or questioned on the grounds that the Trustee (or any officer or employee of a corporate Trustee):

(a)	had a direct or indirect interest in the result of that decision or the exercise of that power; or

(b)	had a conflict of interests or of duties, whether as a consequence of any duty he owes to a Participating Employer or otherwise.

5.9	Corporate Trustee

Where a corporate body acts as a Trustee clauses 5.1 and 5.3 to 5.7 will not apply but its powers, duties, authorities and discretions will be exercisable either by its board of directors or by any one or more of its duly authorised officers, acting in accordance with its Articles of Association.

6	TRUSTEES’ DUTIES

6.1	Additional duties

In addition to any duties which may exist at law the Trustees will:

(a)	manage the Plan and (subject to clause 6.2) act as its Administrator;

(b)	pay out of the Fund the relevant benefits;

(c)	keep proper records and accounts for the Plan and submit these (together with a supporting balance sheet) to the Auditor following the end of each Plan Year;

(d)	prepare and sign a report on the Plan accounts which, together with the Auditor’s report, will be open for inspection by the Beneficiaries and any officer of the Principal Employer;

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(e)	provide any advisers with such information as the Trustees are required to provide under the Pensions Act and take all reasonable steps to enable the Auditor to comply with his duties under the Pensions Act; and

(f)	provide such other information and make such statements, documents and reports available as necessary to comply with the Pensions Act.

6.2	Appointment of Administrator

The Trustees may appoint an individual or corporate body to act as Administrator in which event the provisions of clause 3 (Appointment and Removal of Advisers) will apply.

7	TRUSTEES’ POWERS

7.1	Delegation

(a)	Subject to section 34 of the Pensions Act, the Trustees may delegate (and authorise the sub-delegation of) any of their duties, powers and discretions as they see fit. They may at any time revoke any delegations (and/or sub-delegations).

(b)	Such delegation (and/or sub-delegation) may be made to:

(i)	a committee consisting of any one or more of the Trustees (being at least two Trustees if so required by section 34(5)(a) of the Pensions Act in relation to investment);

(ii)	a Fund Manager in relation to the Trustees’ powers of investment; or

(iii)	such other person or persons (including any one or more of the Participating Employers) as the Trustees determine.

7.2	Appointment of agents

The Trustees may appoint any one or more agents to transact any business of the Plan in which event the provisions of clause 3 (Appointment and Removal of Advisers) will apply. Agents may include any employees or officers of the Trustees and/or of the Participating Employers.

7.3	Application of money or assets

Anyone dealing in good faith with the Trustees will be under no duty to enquire into the application of any money or asset paid or transferred by him to the Trustees. Any receipt given to an agent or delegate of the Trustees will be a valid discharge for the Trustees.

7.4	Insurance

(a)	The Trustees may insure any or all of the assets of the Fund against such risks and for such amounts as they deem appropriate. Subject to section 31 of the Pensions Act they may also effect insurance against any personal liability relating to their office or any other liability of the Plan for such amounts as they deem appropriate.

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(b)	The Trustees will hold any proceeds of insurance on trust with power to apply part or all, to repair, replace or maintain the asset in question or (subject to section 31 of the Pensions Act) to indemnify the Trustees against any claims. They may exercise this power as if they were the absolute owner of the Fund.

(c)	Subject to section 31 of the Pensions Act the cost of effecting insurance will be paid in accordance with clause 13 (Costs and Expenses).

7.5	Bank accounts

(a)	The Trustees may open any one or more current or deposit accounts with a bank, building society, finance company or other financial institution. They may make such arrangements as they see fit from time to time regarding the operation of any such account.

(b)	For the avoidance of doubt the Trustees may deposit in any such account:

(i)	any monies awaiting investment;

(ii)	any monies held in the Fund which are to be used to provide benefits for or in respect of Beneficiaries; and

(iii)	any monies held by them which they in their discretion decide should not be allocated to Members’ Accounts.

(c)	Any interest accrued on a bank account which the Trustees at their discretion decide will not to be used for providing benefits for or in respect of Members will form part of the Reserve Fund pursuant to clause 14.5 (Reserve Fund).

7.6	Time limits

Where any time limit is prescribed by this Deed or otherwise, the Trustees may in their discretion waive the limit to any extent which they think fit. This power will not apply to any statutory time limit or to the period of two years specified in rule 19.4 (Payment of lump sum benefits).

7.7	Ratification of acts or omissions

The Trustees will have power to ratify any administrative action or omission in relation to the Plan even though such act or omission was not expressly authorised by the other terms of this Deed. The Trustees may exercise this power where they consider the action or omission has not:

(a)	had serious adverse effect on any benefit;

(b)	prejudiced Exempt Approval; or

(c)	contravened any statutory provision.

8	PROTECTION OF TRUSTEES

8.1	Liability of Trustees

Subject to the limitations set out in clause 9.1, no Trustee will incur liability for:

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(a)	acting as a Trustee;

(b)	the exercise or failure to exercise any power or discretion;

(c)	the performance or non-performance of his duties as a Trustee of the Plan; or

(d)	the acts and omissions either of co-Trustees, agents, delegates or other advisers to the Plan.

8.2	Indemnities

The Trustees will, to the extent that recovery cannot be made from any other source, be entitled to be indemnified from the Fund (except where prohibited under section 31 of the Pensions Act).

8.3	Reliance on advice or recommendations

The Trustees will be entitled to rely upon any advice or recommendations given by the advisers to the Plan and will incur no personal liability in so doing.

8.4	Legal proceedings

The Trustees will not be obliged to bring, pursue or defend any legal proceedings in relation to the Plan.

8.5	Accountability for payment

The Trustees will not be accountable for any payment they may make under this Deed to:

(a)	a person whom they believe to be entitled to a payment from the Plan even if it subsequently transpires that he is not so entitled;

(b)	a minor directly, or to the minor’s parent or guardian or other person with whom he/she is living;

(c)	any person whom the Trustees believe to be a spouse even if it subsequently transpires that the person is not a spouse; or

(d)	any institution or individual whom the Trustees believe to be responsible for the care of a Beneficiary.

8.6	Liability for decisions, acts or omissions

The Trustees will not be liable for any decisions, acts or omissions which are based on an incorrect understanding of the facts and circumstances relevant to the matter in question.

8.7	Limitation of protection

The provisions of this clause apply in addition to any further protection afforded to the Trustees by statute, common law or otherwise but are subject to the limitations set out in clause 9.

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9	LIMITATION AND EXCLUSION OF PROTECTION

9.1	Limitation of protection

The provisions of clause 8 (Protection of Trustees):

(a)	will not apply in relation to a Trustee’s own intentional and dishonest breach of trust; and

(b)	will not apply in respect of fraud, or wilful and knowing breach of trust actually committed by that Trustee; and

(c)	will not apply in the case of a Trustee whose full-time business is the provision of a trustee service for payment in respect of liability for negligent acts and omissions (except where the Principal Employer determines that such a person should have the same level of protection as the other Trustees); and

(d)	are subject to sections 31 and 33 of the Pensions Act which may restrict or prevent the exclusion of personal liability on the part of a Trustee.

9.2	Ineffective protection

If the inclusion of any words in clause 8 (Protection of Trustees) and this clause 9 (Limitation and Exclusion of Protection) would at law render ineffective the protection of any Trustee who has not committed an act or omission referred to in clauses 9.1(a) to 9.1(c), the clause will be read with such words omitted.

9.3	Application of protection

(a)	The provisions of this clause and clause 8 (Protection of Trustees) will also apply to:

(i)	all present and former officers and employees of a corporate Trustee; and

(ii)	former Trustees of the Plan.

(b)	The provision of clauses 8 (Protection of Trustees) and 9 (Limitation and Exclusion of Protection) are in addition to and will not limit any other provision of this Deed restricting the liability of the Trustees.

10	TRUSTEES’ REMUNERATION

10.1	Trustees engaged in a profession or business

Any Trustee engaged in a profession or business will be entitled to be paid all proper expenses, charges and commissions for work carried out in connection with the Plan by him or any firm/company to which he belongs or by which he is employed.

10.2	Trustees not engaged in a profession or business

Any Trustee not engaged in a profession or business may be paid such expenses and remuneration as may be agreed by the Principal Employer.

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10.3	Corporate Trustee

The provisions of this clause apply similarly to any officer or employee of a corporate Trustee.

10.4	Payment

All sums due under this clause will be paid in accordance with the provisions of clause 13 (Costs and Expenses).

11	PARTICIPATING EMPLOYERS AND EXTENSION OF PLAN

11.1	Adherence of Participating Employers

(a)	The Principal Employer may, with the consent of the Trustees, allow a company, firm or person associated with it to become a Participating Employer. Participation will take effect from the date of the deed of adherence referred to in clause 11.2 (Obligations of Participating Employer) unless stated otherwise in that deed.

(b)	However, no company, firm or person will be allowed to become or continue as a Participating Employer if its participation would prejudice Exempt Approval. In such circumstances the Participating Employer will automatically cease to participate.

(c)	The participation of a Participating Employer may be in respect of employees who are resident and taxable in the European Union although not in the United Kingdom. In such a case:

(i)	the Principal Employer, the Participating Employer and the Trustees will execute a deed of adherence in a form agreed with or approved by the Board.

(ii)	the Principal Employer and the Trustees will adopt one or more sets of rules governing such Members’ participation in the Plan which will comply with any requirements applicable to the relevant Members and made by the provisions of this Deed or the Rules in relation to them.

11.2	Obligations of Participating Employer

Any new Participating Employer will enter into a deed of adherence with the Principal Employer and the Trustees. This will contain a covenant on its part to observe and perform the relevant provisions of this Deed. Participating Employers may also be admitted to participation in the Plan on such special terms as are specified in the deed of adherence as determined by the Principal Employer.

11.3	Supply of information

The Participating Employers will supply to the Trustees and the Trustees’ advisers such information as they are required to provide pursuant to the Pensions Act and as the Trustees may reasonably require for the administration of the Plan.

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11.4	Records

In addition the Trustees will have the right on request:

(a)	to have reasonable access to any records relevant to such administration which are in the custody or control of the Participating Employers; and

(b)	to have copies of those records.

11.5	Data protection

(a)	In this clause the following expressions bear the following meanings unless the context otherwise requires:

(i)	“the Act” means the Data Protection Act 1998 and any secondary legislation made under it;

(ii)	“Personal Data” means personal data as defined in the Act in relation to which the Trustees are a Data Controller;

(iii)	“Seventh Principle” means the seventh principle set out in Part 1 of Schedule 1 to the Act; and

(iv)	the terms “Data Controller”, “Data Processor” and “Processing” have the same respective meanings as in the Act.

(b)	To the extent that any Participating Employer is Processing Personal Data as a Data Processor in relation to the Trustees, such Participating Employer will:

(i)	comply at all times with the provisions equivalent to those set out in the Seventh Principle; and

(ii)	inform the Trustees on request what measures it has taken to comply with clause 11.5(b)(i), and take any further steps necessary to comply with 11.5(b)(i);

(iii)	permit the Trustees on reasonable notice to inspect its premises, systems, equipment and facilities to enable the Trustees to monitor compliance with the Seventh Principle;

(iv)	only process Personal Data on the Trustees’ behalf on instructions from the Trustees; and.

(v)	not sub-contract or otherwise pass to any third party any of its obligations to process Personal Data on the Trustees’ behalf unless;

(A)	it has provided the Trustees with all the information they require to ascertain that any such third party can comply with 11.5(b)(i);

(B)	it has obtained the Trustees’ prior consent; and

(C)	the proposed third party has entered into a direct contract with the Trustees reflecting the terms of this clause 11.5.

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(c)	The Trustees will keep confidential any confidential information of any such Participating Employer of which they become aware when carrying out inspections under this clause 11.5 unless they are required by law to disclose it.

11.6	Cessation of participation

The Principal Employer may give one month’s written notice to the Trustees (or such shorter period of notice as the Trustees may agree to accept) that the participation of a Participating Employer will cease whether or not the Participating Employer so wishes and such participation will cease when such notice expires.

12	SUBSTITUTION OF PRINCIPAL EMPLOYER

12.1	New Principal Employer

(a)	Any company may agree with the Trustees to take the place of the Principal Employer for all the purposes of the Plan unless this would prejudice Exempt Approval. The consent of the former Principal Employer will be necessary unless it has been Liquidated.

(b)	The new Principal Employer will enter into a deed of novation with the Trustees. This will contain a covenant on its part to observe and perform the relevant provisions of this Deed and will be in such form as the Trustees may prescribe.

12.2	Liquidation of the Principal Employer

If the Principal Employer has gone into Liquidation without the substitution of another Principal Employer under this clause 12, any requirement in this Deed for the Principal Employer to:

(a)	execute any legal document;

(b)	give its opinion, consent or approval;

(c)	be consulted; or

(d)	take any other action;

will not apply and the Trustees may act alone in such circumstances.

13	COSTS AND EXPENSES

13.1	Payment

(a)	Except as provided for below, the costs and expenses of managing, administering and winding-up the Plan and providing any insured lump sum death benefits and any insured Dependants’ pensions will be paid by the Participating Employers unless the Principal Employer directs that such costs and expenses can be paid from either the Reserve Fund (as the funds in the Reserve Fund from time to time permit) and/or from the Members’ Accounts. Investment expenses will be deducted from the Members’ Accounts if the Principal Employer directs as will any costs and expenses of managing, administering and winding up the Plan that are included in a charge levied under an insurance policy or other investment taken out by the Trustees.

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(b)	Each Participating Employer will pay such proportion of those costs and expenses that are not paid out of the Reserve Fund or the Member’s Accounts as the Principal Employer determines.

(c)	The Trustees may take the costs and expenses from the Reserve Fund if any of the Participating Employers defaults in paying any costs and expenses for which they are responsible and the Trustees do not consider that there is any reasonable prospect of recovery or it is not cost effective to seek recovery. To the extent the assets of the Reserve Fund are not sufficient to meet costs and expenses for which the Participating Employers are liable and the Trustees do not consider that there is any reasonable prospect of recovery from the Participating Employer or it is not cost effective to seek recovery, the costs and expenses may be deducted from the Members’ Accounts on such basis as the Trustees decide to be fair and equitable.

13.2	Meaning of costs and expenses

For the avoidance of doubt the costs and expenses will include any incurred by the Trustees pursuant to clauses 3, 6, 7, 10, 14 and 15 or otherwise in performance of their duties or the exercise of their powers and discretions.

13.3	Other charges

Without prejudice to clause 13.1 and subject to any applicable statutory requirements, the Trustees may raise such charges for the provision of any information about the Plan or any Beneficiary as they see fit. For this purpose they will comply with any relevant statutory requirements which apply.

14	CONTROL OF THE FUND

14.1	Ownership

The Trustees are the legal owners of the Fund which is held by them upon irrevocable trusts in accordance with the terms of this Deed. For the avoidance of doubt no Beneficiary will be entitled to any specific part of the Fund and any nominal allocation of assets to a particular Member’s Account will be for administrative purposes only.

14.2	Documents of title

The Trustees may place any documents of title relating to the Fund in safe custody with any Custodian appointed pursuant to clause 3 (Appointment and Removal of Advisers) (whether within or outside the United Kingdom) as the Trustees think fit. Where documents of title are so placed in safe custody:

(a)	such documents will be held to the order of the Trustees; and

(b)	the Trustees will not be liable for the loss or destruction of those documents.

14.3	Monies and assets

All monies and assets received by the Trustees for the purposes of the Plan will be paid or transferred into the Fund. They may be retained in the Fund or sold if and when the Trustees decide appropriate.

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14.4	Benefits due under the Plan

All benefits due under the Plan will be paid out of the Fund or secured in any way the Trustees see fit. The Trustees will have power to sell or realise any Fund assets for this purpose.

14.5	Reserve Fund

(a)	The Trustees may nominally allocate assets from the Fund to comprise a Reserve Fund of such amount and for such purposes as the Principal Employer so directs. The Reserve Fund may include:

(i)	any contributions paid by the Participating Employers pursuant to rule 6.1(a)(ii) and rule 6.5;

(ii)	any interest on Plan bank accounts arising pursuant to clause 7.5.

(iii)	any donations, bequests, or gifts pursuant to clause 15.10;

(iv)	any relevant part of a transfer in pursuant to clause 19; and

(v)	any part of the Members’ Accounts which will not be used to provide benefits in accordance with the Rules for any reason including where:

(A)	the liability to provide benefits for and in respect of a Member has been discharged pursuant to rules 10.1 or 19;

(B)	such provision would prejudice Exempt Approval;

(C)	such provision would lead to an assignment of benefits and the Trustees do not use that part of the Member’s Account for the support and maintenance of one or more of the Member’s Beneficiaries, spouse or Dependants pursuant to rule 26;

(D)	there is no Beneficiary, spouse, Life Assurance Beneficiary or Dependant to make provision of benefits for;

(E)	the Beneficiary has failed to claim benefits pursuant to rule 29; and

(F)	the benefits have been forfeited pursuant to the provisions of rule 30.

(b)	No Beneficiary will have any interest in any part of the Reserve Fund, except in accordance with the provisions of this Deed.

(c)	For the avoidance of doubt (but without limitation) if so decided pursuant to clause 14.5(a) the Reserve Fund may be used:

(i)	to credit a Member’s Account with all or part of the amount required under rule 4.1; and/or

(ii)	to meet Regular Employer Contributions specified under rule 6.1(a)(i); and/or

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(iii)	to meet all or some of the costs and expenses specified under clause 13 and rule 6.1(a)(ii); and/or

(iv)	to meet any loss or deficiency arising in or caused to the Fund.

15	INVESTMENT OF THE FUND

15.1	General powers

(a)	The Trustees may make such investments in respect of the Fund as they from time to time determine and any investments made by the Trustees may from time to time be realised and the proceeds reinvested in such manner as the Trustees determine.

(b)	Investments may be made within or outside the United Kingdom whether or not:

(i)	involving liability;

(ii)	producing income; or

(iii)	authorised by law for the investment of trust monies;

to the intent that the Trustees will have the same full and unrestricted powers of investment as if they were absolutely and beneficially entitled to the Fund.

(c)	The operation of clause 15.1 and 15.2 is subject to clause 15.3.

15.2	Particular powers

Without prejudice to clause 15.1 the Trustees may invest the Fund in or upon the security of any:

(a)	annuity contract or assurance policy (whether with profits or not) issued by an Insurance Company;

(b)	scheme of deposit administration;

(c)	unit trust, managed fund or mutual fund;

(d)	deposit with a local authority, bank, building society, finance company or other financial institution;

(e)	bonds, stocks, shares, debentures and debenture stocks whether by purchase, subscription, underwriting, sub-underwriting or otherwise (including for the avoidance of doubt such investments relating to open ended investment companies);

(f)	gilts, government securities and other interest bearing investments whether at a fixed or variable rate;

(g)	traded options (as defined in section 659A of the 1988 Act);

(h)	transactions in financial futures;

(i)	foreign currencies;

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(j)	gold bullion or any other commodity or commodity futures or works of art;

(k)	interest in land or property (either in their own right or jointly with any other party);

(l)	loan on commercial terms with or without security; or

(m)	contract, guarantee, option or other agreement in connection with any of the above including for the avoidance of doubt, stock lending.

15.3	Members’ powers of investment

(a)	Restriction on power of investment

(i)	Notwithstanding the Trustees’ power of investment under clauses 15.1 and 15.2 the discretions contained in those clauses shall not operate so as to override the selection of Investment Funds by a Member under this clause 15.3.

(ii)	Clause 15.3(b)(iii) confers a power to make investment decisions on the Member in respect of the Investment Funds but is to be treated as a restriction on and not a delegation of the Trustees’ power of investment to the Member. The Member has sole discretion as to his choice of Investment Funds pursuant to clause 15.3(b)(iii) and the Trustees will have no responsibility or liability for his choice.

(b)	Investment options

(i)	The Trustees may make available such choice of Investment Funds (if any) for the investment of Members’ Accounts as they see fit from time to time (including life-styling options where funds are automatically switched from Investment Fund to Investment Fund depending on the Member’s age, the period to his expected date of retirement or other general objective criteria and/or a default option where no choice is made which may be a life-styling option) and may withdraw or alter such choice entirely at their discretion and without the concurrence of the Members. Members who had chosen an option which is subsequently withdrawn in accordance with this power shall be entitled to choose a different option in which to invest.

(ii)	Where the Trustees have withdrawn or altered a choice of Investment Fund previously available to a Member then the Member shall if the Trustees so determine nominate another Investment Fund to which the assets held in the previous Investment Fund may be directed. If the Member fails to nominate another Investment Fund in these circumstances the Trustees shall determine how the Member’s Amount shall be redirected.

(iii)	If the Trustees make available a choice of Investment Funds pursuant to clause 15.3(a) each Member may select and deselect one or more Investment Funds in accordance with the terms and conditions specified from time to time by the Trustees for this purpose. The value of all or part of his Member’s Account for any period for which the selection is made will be calculated by the Trustees by reference to the Investment Fund(s) selected for that part of the Member’s Account for that period.

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(c)	Death of a Member

The Trustees will not be bound to give effect, or continue to give effect, to the exercise of any selection or deselection of Investment Funds if they are notified of the Member’s death. The Trustees may first require the Member’s death certificate for this purpose but will not be obliged to do so.

(d)	Allocation, disinvestment or switching of contributions and funds

Despite anything else in the Rules to the contrary, where Investment Funds are made available, any allocation, disinvestment or switching of contributions and/or funds in the Member’s Accounts in or between such Investment Funds will be made in accordance with the terms of the policy or other documentation governing the Investment Fund or Funds.

(e)	Dealing with instructions from Members

Any instructions from Members to invest in or switch investments between the Investment Fund or Investment Funds made available will be made in accordance with and acted upon within such periods as are from time to time laid down by the Trustees and/or the terms of the policy or the other documentation governing the Investment Fund or Funds.

(f)	Financial Advice

Subject to clause 15.3(g) below, where the Trustees make available options in accordance with clause 15.3(b), it shall be the responsibility of each individual Member to seek advice from his own independent financial adviser (if the Member sees fit) as to the options or combination of options that is best suited to his individual circumstances. Neither the Principal Employer nor the Trustees shall retain or purport to exercise any power in relation to the Investment Fund(s) so chosen.

(g)	Overriding Options

The Trustees may (but shall not be bound to) cease to give effect to any option exercised in accordance with Clause 15.3(b)(i) and 15.3(b)(iii) above if:

(i)	the Trustees determine that the option in question is not available for the investment of Members’ Accounts;

(ii)	it is shown to the satisfaction of the Trustees that by reason of any physical disability or mental incapacity the Member is unable to manage his own affairs;

(iii)	to give effect or continue to give effect (as appropriate) to the exercise of any option would or might in the opinion of the Trustees breach any law, regulation or requirement; or

(iv)

some exceptional event or exceptional circumstance is brought to the attention of the Trustees which in their opinion, acting on the advice of a Fund Manager appointed pursuant to clause 3 (Appointment and Removal of Advisers), makes it impracticable or manifestly inappropriate

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(whether generally or by reason of being administratively inexpedient) to continue to follow the Member’s directions.

(h)	Trustees’ limited power

Notwithstanding the restriction set out in clause 15.3(a) above, the power to invest a Member’s Account shall be exercisable by the Trustees to the extent that they may (but shall not be bound to) invest such monies in any investment designated by them for these purposes until the Member in question notifies the Trustees of his investment options in the required manner. For the avoidance of doubt, this limited power shall also apply where a particular investment option has been overridden in accordance with clause 15.3(g) until the Member in question notifies the Trustees of his new investment options in the required manner.

15.4	Borrowing

(a)	The Trustees, subject to the consent of the Principal Employer, may borrow or raise money upon such terms as they see fit for the purpose of acquiring any investment or meeting any liability of the Plan (including the provision of benefits for Beneficiaries).

(b)	The Trustees may charge any investment of the Plan as security for borrowing or raising money as though they were absolutely and beneficially entitled to the Fund.

15.5	Real property

The Trustees may enter into any lease, licence, option, development or other contract in relation to any real property held as an investment of the Plan.

15.6	Mixed investments

The Trustees may join with the trustees of any other exempt approved scheme in any of the investment activities described in this clause. In such circumstances, the Trustees may hold or be entitled to such share of the mixed investments as they agree with the trustees of the other scheme.

15.7	Statement of Investment Principles

The Trustees will, if so required by section 35 of the Pensions Act, prepare and maintain a statement of principles governing the investment of the Fund. The statement will comply with section 35 and the Trustees will consult the Principal Employer in relation to the statement in accordance with the Pensions Act.

15.8	Consultation

The Trustees will also from time to time consult with the Principal Employer regarding the investment policy under the Plan.

15.9	Transactions with another party

The Trustees may in relation to any transaction entered into with another party in connection with this clause 15 enter into or give any agreement, indemnity, warranty or undertaking which the Trustees consider necessary.

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15.10	Donations and bequests

The Trustees may receive donations, bequests or gifts from any person or body to be applied for the purposes of the Plan. Such donations or bequests will form part of the Fund and may be allocated to one or more of the Member’s Accounts, and/or to the Reserve Fund as the Trustees decide.

15.11	Restrictions on investment

The various powers set out in this clause are all subject to the restrictions set out in clause 16.

16	RESTRICTIONS ON INVESTMENT

16.1	Trading

The Trustees will not engage in any trading activity which could prejudice Exempt Approval.

16.2	Pensions Act

Any exercise of the powers set out in clause 15 will be subject to the provisions of the Pensions Act.

16.3	Self investment

No investment of whatever nature will be made in any of the Participating Employers (other than where such investment is through a pooled fund available generally to retail investors or to trustees of occupational pension schemes and the shares of the Participating Employer are a constituent of such pooled fund). For this purpose investment includes any dealings in shares, securities, assets or land or the granting by the Trustees of any loan, guarantee or indemnity. The Trustees will also comply with section 40 of the Pensions Act relating to employer-related investments.

17	VALUATIONS

17.1	Obtaining valuations

(a)	The Trustees will obtain an actuarial valuation of the Plan from the Actuary in such manner and at such intervals as may be required by the Board in order to obtain and maintain Exempt Approval.

(b)	In addition, the Trustees may obtain an actuarial valuation for such purposes and at such other times as they decide.

(c)	The Trustees and the Participating Employers will make available to the Actuary all accounts, documents and information which he may reasonably require for this purpose.

(d)	The Trustees will have no duty under this clause to obtain a valuation during any period when all the liabilities of the Plan are wholly secured under an insurance contract or policy unless this would prejudice Exempt Approval. However, they may do so if they so wish.

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17.2	Statutory surplus

(a)	If it becomes necessary to deal with a Fund surplus to avoid the consequences set out in paragraph 7 of Schedule 22 to the 1988 Act, the surplus will be utilised (to the extent necessary to avoid those consequences) in compliance with section 603 and Schedule 22 of the 1988 Act in any one or more of the following ways, namely by:

(i)	suspending or reducing the payment of contributions by the Participating Employers (or any of them) for such period as the Actuary may recommend and applying the surplus to credit the Member’s Account pursuant to rule 6 (Participating Employers’ Contributions);

(ii)	suspending or reducing the payment of contributions by the Active Members (or any of them) for such period as the Actuary may recommend;

(iii)	improving existing benefits or providing new benefits under the Plan;

(iv)	subject to complying with section 37 of the Pensions Act making payments to any of the Participating Employers; or

(v)	such other ways as may be prescribed by regulations made under the 1988 Act.

(b)	Such utilisation will be in accordance with the directions of the Principal Employer except in relation to any proposed payment of surplus to all or any of the Participating Employers where the consent of the Trustees is required.

(c)	No surplus will be utilised in a way which would prejudice Exempt Approval.

18	AMENDMENT

18.1	Power to amend

(a)	The Principal Employer may with the consent of the Trustees at any time subject to section 67 of the Pensions Act, amend, extend, revoke or replace all or any of the provisions of this Deed.

(b)	Any such changes will be made by deed executed by both the Principal Employer and the Trustees. They will take effect from the date specified in that deed and may be introduced:

(i)	on a retrospective basis;

(ii)	at any time in the future; or

(iii)	subject to the prior satisfaction of any conditions specified in such deed.

18.2	Wind-up

The powers contained in this clause will survive notwithstanding a partial or full wind-up of the Plan. They may be exercised at any time up to the date upon which the trusts of the Plan are discharged in full.

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18.3	Liquidation or administration of the Principal Employer

If, however, any of the events listed in clauses 22.1(a)(i) or 23.1(b) occur in relation to the Principal Employer (and the Principal Employer has not been substituted in accordance with clause 12) the powers contained in this clause will vest solely in the Trustees. Such powers will then remain with the Trustees unless and until a new Principal Employer is appointed at which time the provisions of clause 18.1 will be re-instated.

18.4	Restrictions on amendments

Notwithstanding the above no changes will be made which:

(a)	alter the main purpose of the Plan;

(b)	prejudice Exempt Approval; or

(c)	do not comply with section 67 of the Pensions Act.

18.5	Power to amend to preserve existing benefits

Notwithstanding clauses 1.2(d), 18.1(a), 18.1(b) and 18.4:

(a)	where any legislative change extends, increases or alters the benefits due to any Member in circumstances where the effect is not a mandatory consequence of the relevant enactment the terms of this Deed shall have effect as if altered to maintain the benefit at the level and in the form set out prior to any such enactment or legislative change.

(b)	where clause 18.5(a) is considered to be applicable then the Principal Employer may direct the Trustees to alter the provisions of this Deed by a simple resolution.

19	BULK TRANSFERS IN

19.1	Arrangements

Subject to the consent of the Principal Employer, the Trustees may accept a transfer of all or part of the assets of another retirement benefits scheme on the basis that the Trustees will discharge all or part of the liabilities of the transferring scheme.

19.2	Terms of the transfer

(a)	Such a transfer will be on such terms as may be agreed between the Trustees (after taking the advice of the Actuary) and the trustees or administrator of the transferring scheme and approved by the Principal Employer.

(b)	The transfer may include all or any part of an unallocated surplus from the transferring scheme, and the terms agreed pursuant to clause 19.2(a) may include the allocation of all or part of such surplus to the Reserve Fund and/or to provide benefits for or in respect of the transferring Beneficiaries.

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20	BULK TRANSFERS OUT

20.1	Arrangements

(a)	At the request or with the consent of the Principal Employer, the Trustees may arrange for any or all of the Beneficiaries (whether immediate, deferred or contingent) to be transferred to a Receiving Scheme.

(b)	Subject to clause 20.2, such arrangements may be made without obtaining the consent of any of the persons concerned but only after obtaining the consent of the Board.

(c)	The transfer will be effected by transferring to the Receiving Scheme all or any part of the Plan assets and monies upon terms agreed between the Trustees and the trustees or administrator of the Receiving Scheme and approved by the Principal Employer.

(d)	The transfer may include all or any part of an unallocated surplus within the Plan on the basis that it remains unallocated or be used to provide benefits for the transferring Beneficiaries.

20.2	Restrictions

No such transfer will be made if it would:

(a)	offend against the law of perpetuities;

(b)	prejudice Exempt Approval; or

(c)	breach the provisions of the Preservation Regulations.

20.3	Extinguishing rights

Once a transfer has been made all rights under the Plan relating to or derived from the relevant Beneficiaries will be extinguished and they and all others claiming under them will have no further interest in the Plan.

21	AMALGAMATION AND RECONSTRUCTION

21.1	Replacement of a Participating Employer

Where a Participating Employer (other than the Principal Employer):

(a)	is involved in an amalgamation, reconstruction or Liquidation; or

(b)	sells or transfers its property, assets and undertaking or a significant part of them,

the Participating Employer may with the Trustees’ consent be replaced by the company, firm or person carrying on all or part of its business in succession.

21.2	Continuous Pensionable Service

Subject to Exempt Approval not being prejudiced, the Pensionable Service of Active Members employed by the old Participating Employer will be treated as continuous where:

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(a)	the old Participating Employer is replaced by its successor under clause 21.1; or

(b)	their employment is transferred from the old Participating Employer to another Participating Employer

22	PARTIAL WIND-UP

22.1	Application of this rule

(a)	Where a Participating Employer (other than the Principal Employer):

(i)	goes into Liquidation;

(ii)	ceases to be associated with the Principal Employer if its continued participation in the Plan would prejudice Exempt Approval;

(iii)	gives notice (other than contemporaneously with the Principal Employer) pursuant to rule 6.4(a) terminating its obligations to pay future contributions;

(iv)	fails to pay any sum due to the Trustees within one month after receiving a formal written demand from them; or

(v)	receives notice from the Principal Employer pursuant to clause 11.6 that its participation will cease;

and (in the case of the events listed in clauses 22.1(a)(i) to 22.1(a)(ii) inclusive) no replacement has been appointed pursuant to clause 21, the Trustees will apply, at such time as they determine, the relevant Members’ Accounts to secure benefits relating to the Active Members employed by the Participating Employer at the date the relevant event occurs, unless the Active Members become employees of another Participating Employer.

(b)	The Trustees will apply the relevant Members’ Accounts to secure benefits as provided in clause 22.1(a) (at the direction of the Principal Employer) by one or more of the following means, namely:

(i)	preserving the benefits in the Plan;

(ii)	setting apart such part of the Fund as the Trustees decide and applying it in a partial wind-up in accordance with clauses 24 and 25; or

(iii)	provided that they comply fully with either rule 22 or clause 20, effecting a transfer out.

23	FULL WIND-UP

23.1	Termination Events

Subject to clause 26, the Trustees may wind up the Plan:

(a)	if the Principal Employer gives notice terminating its liability to contribute to the Plan under rule 6.4;

(b)	if the Principal Employer goes into Liquidation; or

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(c)	on the expiry of the Trust Period

unless in the case of termination event (a) or (b) a new Principal Employer is appointed under clause 12.

23.2	Effective Date

The wind-up will commence and take effect from:

(a)	the date specified on or after the occurrence of the termination event; or

(b)	where the relevant event is the expiry of the Trust Period, from the date of the expiry of the Trust Period.

24	DISSOLUTION

24.1	Realisation of the Fund

If the Plan is wound-up in part or full, the Trustees will realise the appropriate part of the Fund at such time and upon such terms as they think fit. No further benefits will accrue in respect of the relevant Beneficiaries and no further contributions will be made by or in respect of the relevant Beneficiaries once the wind-up has commenced and the liability to pay any death in service benefits will cease. Active Members will be treated as if they had ceased to be Active Members for the purposes of rule 10 (Withdrawal) with effect from the date of commencement of the wind-up except that, if the Trustees so determine, any person who was an Active Member immediately before the commencement of the wind-up may be treated as if they were entitled to vested benefits if pursuant to rule 10.2 he had completed three or more months’ Pensionable Service but less than two years’ Pensionable Service.

24.2	Dissolution

(a)	Subject to prior payment in accordance with clause 13 of all costs, charges and expenses which cannot be recovered from the Participating Employers the net proceeds of realisation of each Member’s Account will be applied to secure benefits for and in respect of that Member:

(b)	Where life assurance benefits are payable in respect of a Member who has died before the commencement of the wind-up of all or part of the Fund, the life assurance benefits will be applied in accordance with the Rules to provide benefits in respect of the Member.

24.3	Augmentation

If any surplus remains in the Reserve Fund or otherwise after the benefits referred to above have been secured and such surplus is not needed to meet the wind-up expenses, the Trustees will, as the Principal Employer directs, use all or any part of the surplus to augment the benefits of any of the Beneficiaries up to the Maximum Benefit (as defined in Schedule 3) or such other lower amount as the Principal Employer shall decide.

24.4	Principal Employer’s powers

The Principal Employer will be under no obligation (fiduciary or otherwise) to direct an augmentation under clause 24.3. However, if an insolvency practitioner or official

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receiver (as defined in the Insolvency Act 1986) acts in relation to the Principal Employer then its consent will not be required.

24.5	Return to Participating Employers

If any surplus still remains in the Reserve Fund or otherwise after any such augmentations have been made and such surplus is not needed to meet the winding-up expenses it will be returned to the Principal Employer or (if it no longer exists) to the Participating Employers, subject to any requirements of section 76 of the Pensions Act which might apply. In the latter case the surplus will be divided among the Participating Employers as the Trustees may determine.

24.6	Liability for benefits

For the avoidance of doubt the liability for benefits:

(a)	will be categorised under clause 24.2 by reference to their status on the date the wind-up commences, unless the Pensions Act requires that they are categorised by reference to an earlier date;

(b)	includes any benefits which may subsequently become payable on the death of the relevant Beneficiary; and

(c)	will be calculated and paid where appropriate in accordance with the appropriate Rules of the Plan.

Unless the context requires otherwise, any Member who is not a Pensioner on the date the wind-up commences will be categorised as a Deferred Pensioner.

24.7	Confirmation of the trusts of the Plan

(a)	Until all the assets of the Fund have been fully disposed of the trusts of the Plan will remain in force. In particular the provisions of clause 18 will continue.

(b)	The trusts of the Plan will be dissolved and all current and previous parties will be discharged from their duties and liabilities under this Deed (to the extent they have not previously been discharged) once all the assets of the Fund have been applied under this clause 24.

25	SECURING BENEFITS ON A PARTIAL OR FULL WINDING-UP

25.1	Purchase of annuity

Except as provided for below benefits will be secured by the purchase of an appropriate annuity in respect of each Beneficiary. Benefits may be secured by the purchase of such a policy, contract or investment as may be permitted by law.

25.2	Full commutation

The Trustees may pay a lump sum instead of a pension pursuant to rule 16.3. However, if the pension is already payable it may not be commuted for a lump sum on the grounds that it is Trivial if doing so would prejudice Exempt Approval.

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25.3	Refund of contributions

The Trustees may pay a refund of Member Contributions due under rule 10.1(a).

25.4	Transfers

(a)	Subject to clause 25.7 at the request of a Beneficiary the Trustees may effect a transfer out under rule 20.

(b)	Subject to clause 25.7 the Trustees may arrange for any Beneficiary to participate in a Receiving Scheme in accordance with clause 20.

25.5	Different treatment

The Trustees may at their discretion secure benefits for the various categories referred to in clause 24.2 by different means. They may also secure benefits by different means for individuals who are in the same category.

25.6	Partial transfers

The Trustees may (to the extent permitted by the Board and any relevant legislation) pay sums on account of benefits or effect partial transfers-out. These may be adjusted subsequently at the discretion of the Trustees in such manner as they may determine.

25.7	Insolvency of Principal Employer

The Principal Employer will retain any powers and/or discretions vested in it pursuant to rule 22 (Individual transfers out) and clause 20 unless an insolvency practitioner or official receiver (as defined in the Insolvency Act 1986) acts in relation to the Principal Employer when such powers and/or discretions will vest in the Trustees.

25.8	Powers survive

The powers contained in clauses 25.1 to 25.7 will only apply in the event of a partial or full wind-up of the Plan as set out in clauses 22 to 24 (inclusive) of this Deed.

26	SPECIAL POWERS

26.1	Closed arrangement

If any of the circumstances referred to in clause 23.1(a) or (b) occur the Trustees may (but only if the Principal Employer agrees) in the case of a termination event under clause 23.1(a) (regardless of whether or not they have resolved to wind-up the Plan) elect to continue the Plan as a closed arrangement.

26.2	Plan in force

(a)	If an election is made under clause 26.1 then, from the effective date of that election, any Member who is not a Pensioner will become a Deferred Pensioner and no future contributions will be payable after that date. The entitlement to death in service lump sum and death in service Dependants’ pensions under rules 19.1(a)(i) and 20 respectively will also cease. If such an election is made the trusts of the Plan will remain in force and in particular clause 18 will continue.

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(b)	The election will continue in force until the Trustees determine otherwise. The Plan will then be wound-up in accordance with clauses 25 and 26.

27	NOTICES

27.1	Statutory requirements

Any notice required under this Deed or by law will be served in accordance with any statutory requirements which apply.

27.2	Serving of notice

(a)	Subject to clause 27.1 being complied with any notice required under this Deed may be served by delivering or sending it, in the case of:

(i)	any of the Participating Employers, the Principal Employer or a corporate Trustee to its registered office;

(ii)	an individual Trustee, to his normal place of work or last known private address; or

(iii)	an Active Member or Beneficiary, to his normal place of work or last known private address.

(b)	Notices may be sent by post or delivered personally. Subject to any statutory requirements, the former will be deemed served two days after the date of posting and the latter upon delivery. Notices served by post will be sent by first class post.

28	DETERMINATION OF QUESTIONS AND RESOLUTION OF DISPUTES

28.1	Power of Trustees to determine questions

(a)	Except as provided for expressly in this Deed the Trustees will have power to determine conclusively any questions or matters of doubt concerning the Plan or the construction of this Deed.

(b)	Such determination will be binding on all interested parties.

28.2	Resolution of disputes

The Trustees will put in place and operate a procedure for the resolution of disputes if so required by section 50 of the Pensions Act.

29	GOVERNING LAW

29.1	This Deed will be governed in all respects by and construed in accordance with the laws of England.

29.2	The parties agree to submit to the jurisdiction of the English courts.

IN WITNESS of which this document was executed and, on the date set out above, delivered as a deed.

Definitions

SCHEDULE 1

Definitions

“Active Member”

A person who has been admitted to the Plan but who is not an AVC Only Member or a Life Assurance Only Member and has not become a Deferred Pensioner or Pensioner or otherwise ceased to participate in it. The term Active Membership will be construed accordingly.

“Actuary”

A Fellow of the Institute of Actuaries or the Faculty of Actuaries who is permitted to act as an Actuary by the Pensions Act and who is appointed pursuant to clause 3.

“Additional Maternity Leave”

The absence of a female Active Member from the Plan pursuant to her rights under section 73 of the Employment Rights Act 1996 (as substituted by the Employment Relations Act 1999).

“Administrator”

The Trustees or such other individual or corporate body as the Trustees may appoint to act as administrator for the purposes of the 1988 Act.

“Approved Policy”

A policy of insurance or annuity contract, the purchase of which would not prejudice Exempt Approval.

“Auditor”

A person permitted to act as the auditor by the Pensions Act and who is appointed pursuant to clause 3.

“AVCs”

Additional voluntary contributions paid by an Active Member under rule 5 together with any transfer value paid to the Trustees in respect of him which is certified by the transferring scheme to represent AVCs.

“AVC Account”

The total value of the Member’s AVC Arrangement adjusted in accordance with any investment return (positive or negative), less, unless the Principal Employer determines otherwise, any investment expenses and administration charges and also any expenses and administration charges levied by the provider of the Investment Fund or Funds in which the AVCs are invested. The value of the AVC Account will also be reduced by any other charges, expenses and amounts which are deducted from the AVC Account under the Rules or by statute.

“AVC Arrangement”

Any one or more arrangement which the Trustees make available to accept the Active Member’s or AVC Only Members AVCs.

“AVC Only Member”

An employee who is not an Active Member and who is included in the Plan pursuant to rule 2.4.

“Beneficiary”

A person entitled or prospectively entitled to a benefit under the Plan.

“Board”

The Board of Inland Revenue.

Definitions

“Cash Equivalent”

The cash equivalent (as determined in accordance with the 1993 Act) of the benefits payable to and in respect of an Active Member or Deferred Pensioner under the Plan scaled down if necessary to comply with the requirements of the Occupational Pension Schemes (Transfer Values) Regulations 1996.

“Chairman”

The Trustee appointed from time to time to act as chairman pursuant to clause 5.4(b)

“Class A Member” “Class B Member” and “Class C Member”

have the meaning set out in Schedule 3.

“Class Treatment Requirements”

These are either that:

•

the Member is a Class B or C Member but elects to be treated as a Class A Member. The election will be in such form, and given within such timescales, as are prescribed by the Board, or if the form and timescales are not so prescribed, determined by the Trustees; or

•

the Member can as a result of having previously received bad investment advice be treated as being reinstated in the Plan in the circumstances set out in the Occupational Pension Schemes (Transitional Provisions) (Amendment) Regulations 1996.

“Commencement Date”

1 July 2004.

“Controlling Director”

A Member who, at any time on or after 17 March 1987 and in the last 10 years before the Relevant Date has, in relation to the Participating Employer, been both within the definition of a director in section 612(1) of the 1988 Act and within paragraph (b) of section 417(5) of that Act.

“Custodian”

A person who has the custody of cash, securities and any other document of title to Plan assets.

“Deferred Pensioner”

A former Active Member, or any other individual for whom benefits have been granted under clause 19 or rule 21, who is entitled to a deferred pension under the Plan but who has not yet become a Pensioner or otherwise retired with benefits becoming payable.

“Dependant”

In relation to a Member means:

(a)	a spouse of the Member;

(b)	any person (other than the Member’s spouse) who, in the Trustees’ opinion, is wholly or partly financially dependent upon the Member (or was so dependent) at the date of the Member’s death or retirement (as the case may be) and whose relationship with the Member was in the Trustees’ opinion similar to that of a spouse;

(c)	any:

(i)	natural child of the Member conceived before the Member’s death;

Definitions

(ii)	adoptive child of the Member;

(iii)	other child whom the Trustees and at their discretion determine to treat as a child of the Member for the purpose of this definition;

who, whether or not financially dependent on him, is:

(A)	under age 18; or

(B)	aged 18 or move but under 21 and continuing in full-time education or receiving full-time vocational training; or

who is aged 18 or more and wholly or partly financially dependent on the Member by reason of physical or mental incapacity.

“Director Member”

A person admitted to Active Membership of the Plan who has been notified in writing by his employer that he is a Director Member.

“Ex-spouse”

An individual to whom a Pension Credit has been or will be allocated following a Pension Sharing Order, agreement or equivalent provision.

“Ex-spouse Participant”

An Ex-spouse who participates in the Plan, either:

(a)	solely for the provision of a Pension Credit Benefit; or

(b)	for the wholly separate provision of a Pension Credit Benefit, where benefits accrue or have accrued to that individual under the Plan for any other reason.

“Exempt Approval”

Exempt approval in accordance with Chapter I of Part XIV of the 1988 Act or (pending the same) treatment by the Board as an exempt approved scheme.

“Fund”

The monies, assets, property and investments which from time to time constitute the fund of the Plan. This expression includes where appropriate any part of the Fund.

“Fund Manager”

A person who falls or is treated as falling within any of paragraphs (a) to (c) of section 191(2) of the Financial Services Act 1986 and who is appointed pursuant to clause 3 to manage all or part of the investments of the Plan.

“Implementation and Discharge Regulations” means the Pension Sharing (Implementation and Discharge of Liability) Regulations 2000.

“Incapacity”

In relation to a Member, physical or mental deterioration which in the opinion of the Trustees is sufficiently serious to prevent the Member from following his normal employment, or which seriously impairs his earning capacity and does not mean simply a decline in energy or ability.

Definitions

“Index”

The retail prices index published by H M Government or such similar index as may replace it.

“Insurance Company”

An insurance company as described in section 659B of the 1988 Act.

“Investment Funds”

One or more investments, including such funds, accounts, policies and contracts permitted under clause 15.2, specified by the Trustees for the purposes of clause 15.3.

“Life Assurance Beneficiary”

In relation to a Member means:

(a)	any spouse or cohabitee of the Member;

(b)	any child, brother or sister of the Member or of his spouse or cohabitee;

(c)	any parent, step-parent, ancestor, descendant or collateral relative of the Member or of his spouse or cohabitee;

(d)	any person who is shown, to the satisfaction of the Trustees, to have been when the Member dies wholly or in part dependent financially on the Member or his spouse or cohabitee;

(e)	any person who is shown, to the satisfaction of the Trustees, to be entitled to any interest in the Member’s estate;

(f)	any person, charity, society or other body, association or company whose name and particulars the Member before his death notified the Trustees in writing as being a possible recipient of the lump sum or part of it;

(g)	any person who is the spouse or descendant of any person referred to above;

where:

(1)	“spouse” includes wife, husband, widow, widower and any former wife or husband;

(2)	“cohabitee” means any person (whether or not of the opposite sex to the Member) who is shown, to the satisfaction of the Trustees, to have immediately prior to the Member’s death been living with him in a relationship similar to that which exists between a husband and his wife;

(3)	“descendant” includes any persons claiming by reason of adoption;

(4)	“ancestor, descendant or collateral relative” includes ancestors, descendants or collateral relatives of both the whole-blood and the half-blood; and

(5)	“child” includes any step-child, step-grandchild, adopted child or illegitimate child.

“Life Assurance Only Member”

A member who is not an Active Member and who is included in the Plan pursuant to rule 2.3.

Definitions

“Life Assurance Salary”

An Active Member’s or Life Assurance Only Member’s basic salary plus any other payments as notified by the Participating Employer over the twelve months ending immediately prior to the Active Member’s or Life Assurance Only Member’s date of death.

“Liquidation”

Voluntary or compulsory liquidation and Liquidated will be construed accordingly.

“Member”

An Active Member, Pensioner or Deferred Pensioner or, where appropriate, an AVC only Member. The term Membership will be construed accordingly.

“Member’s Account”

In respect of a Member such amount as the Trustees decide represents the aggregate of:

•	the Member’s Contributions (if any);

•	the credit for Participating Employer’s contributions to the Plan in respect of the Member including any credit for additional or special contributions paid in respect of the Member under rule 6;

•	any transfer value payment received by the Trustees in respect of him in accordance with rule 23; and

•

a fair share (as determined by the Trustees on professional advice) of any interest, income, gains or losses arising on the Fund but after (unless the Principal Employer decides otherwise) the deduction for investment expenses; and

for the avoidance of doubt Member’s Account will include the Member’s AVC Account.

“Member Contributions”

The contributions paid by an Active Member to the Plan together with any interest, transfer value paid to the Trustees in respect of him which is certified by the transferring scheme to represent Member Contributions.

“Member Nominated Directors/Trustees”

Any person selected by the Active Members (and former Active Members if appropriate) to be a Trustee in accordance with section 16 of the Pensions Act.

“Negative Deferred Pension”

The amount by which the Member’s pension or deferred pension under the Plan which arose/arises from service with the Participating Employer(s), is reduced at the Relevant Date by section 31 of the Welfare Reform Act following a Pension Sharing Order, agreement or equivalent provision. For this purpose, service with the Participating Employer(s) includes all periods of service with other employers which have been treated as if they were service with the Participating Employer(s) where a transfer payment has been made to the Plan in respect of that other service.

“Normal Pension Date”

In the case of a Staff and Management Member the date of his sixty-fifth birthday. In the case of a Director Member the date of his sixtieth birthday.

Definitions

“Ordinary Maternity Leave”

The absence of a female Active Member from the Plan pursuant to her rights, under section 71 of the Employment Rights Act 1996 as substituted by the Employment Relations Act 1999.

“Paid Family Leave”

Any period throughout which an Active Member is absent from work for family reasons and for which the Participating Employer pays contractual remuneration.

“Participating Employer”

Each of the Principal Employer and any companies, firms or persons which participate in the Plan from time to time in accordance with clause 11.

“Pension Credit”

A credit under section 29(1)(b) of the Welfare Reform Act.

“Pension Credit Benefit”

The benefits payable under the Plan to or in respect of a person by virtue of rights under the Plan attributable (directly or indirectly) to a Pension Credit.

“Pension Credit Rights”

Rights to future benefits under the Plan which are attributable (directly or indirectly) to a Pension Credit.

“Pension Debit”

A debit under section 29(1)(a) of the Welfare Reform Act.

“Pension Debit Member”

A Member whose benefits have been permanently reduced by a Pension Debit excluding a moderate earner as defined in regulation 5 of the Retirement Benefits Schemes (Sharing of Pensions on Divorce or Annulment) Regulations 2000.

“Pension Sharing Order”

Any order or provision as is mentioned in section 28(1) of the Welfare Reform Act.

“Pensionable Salary”

In respect of his employment with a Participating Employer, an Active Member’s monthly basic contractual salary together with any payments which his Participating Employer has notified to the Active Member in writing as being designated as pensionable.

Pensionable Salary will be calculated on a monthly basis and will not exceed the Permitted Maximum for a Class A Member.

“Pensionable Service”

Service as an Active Member with any Participating Employer before attaining Normal Pension Date.

“Pensioner”

A former Active Member, or any other individual for whom benefits have been granted under clause 19 or rule 23, who receives a pension under the Plan.

“Pensions Act”

The Pensions Act 1995 and any statutory instrument made under it.

Definitions

“Permitted Maximum”

This expression has the meaning given in section 590C(2) of the 1988 Act.

“Personal Pension Scheme”

A scheme approved by the Board under section 631 of the 1988 Act.

“Plan Year”

A period of twelve months ending on 31 March in each year or such other date as the Principal Employer may from time to time determine.

“Preservation Regulations”

The Occupational Pension Schemes (Preservation of Benefit) Regulations 1991 as amended.

“Principal Employer”

The Current Principal Employer or any company, firm or person substituted for it pursuant to clause 12.

“Qualifying Arrangement”

A qualifying arrangement as defined in paragraph 6 of Schedule 5 of the Welfare Reform Act and not disqualified pursuant to paragraph 7 of that schedule.

“Receiving Scheme”

A retirement benefits scheme or a Personal Pension Scheme to which a transfer is to be made pursuant to rule 22 or clause 20.

“Regular Employer Contributions”

Those contributions payable by a Participating Employer in accordance with rule 6.

“Regular Member Contributions”

Those contributions payable by an Active Member in accordance with rule 4.

“Reserve Fund”

The part of the Fund held for the general purposes of the Plan in accordance with clause 14.

“Rules”

The Rules of the Plan set out in Schedule 2 as amended from time to time.

“Secretary”

The person appointed by the Trustees to act as their secretary pursuant to clause 5.4.

“Staff and Management Member”

A person admitted to Active Membership of the Plan who has been notified in writing by his employer that he is a Staff and Management Member.

“Terminal Ill Health”

Ill health which is such as to give rise to a life expectancy of less than one year from the date on which commutation of the Pension Credit Benefit is applied for.

“Trivial”

A Beneficiary’s benefits are Trivial if the aggregate of total benefits arising in respect of a Member’s service with a Participating Employer do not exceed the value of a pension of £260 a year or such other amount as would not prejudice Exempt Approval.

Definitions

In respect of rule 21 of the Rules “Trivial” means any Pension Credit Rights the aggregate of which do not exceed the value of a pension of £260 a year or such other amount as would not prejudice Exempt Approval.

“Trust Corporation”

A trust corporation as defined in the Trustee Act 1925.

“Trust Period”

The period referred to in Clause 1.4.

“Trustees”

The Current Trustee and/or its successors in title.

“Valuation Day”

The meaning given by section 29(7) of the Welfare Reform Act.

“Vodafone Group Pension Scheme”

The retirement benefits scheme currently governed by the provisions of a Second Definitive Deed and Rules dated 28 May 1999 made between Vodafone Group Plc and Vodafone Group Pension Trustee Limited.

“Welfare Reform Act”

The Welfare Reform and Pensions Act 1999.

“1988 Act”

The Income and Corporation Taxes Act 1988.

“1993 Act”

The Pension Schemes Act 1993.

The Rules

SCHEDULE 2

The Rules

1	ELIGIBILITY

1.1	Eligibility conditions

(a)	Any person who:

(i)	is employed in the United Kingdom by a Participating Employer; and

(ii)	has attained age 16 but has not yet attained age 75; and

(iii)	subject to (b) below is not an active member of the Vodafone Group Pension Scheme or any other retirement benefits scheme (as defined in section 611 of the 1988 Act) of the Participating Employer;

shall be eligible to join the Plan.

(b)	The condition in (a)(iii) above shall not apply in circumstances where the person requests to join the Plan as an AVC Only Member.

(c)	Admission to the Plan shall be determined in accordance with Rules 2 and 3 below.

1.2	Discretionary eligibility

(a)	The Principal Employer may notify the Trustees that:

(i)	any person or class of persons will not be eligible for Active Membership, Life Assurance Only Membership or AVC Only Membership;

(ii)	any person or class of persons will be eligible for Active Membership, Life Assurance Only Membership or AVC Only Membership, even if the conditions set out in rule 1.1 are not satisfied; and/or

(iii)	Active Membership, Life Assurance Only Membership or AVC Only Membership will be closed to new entrants.

(b)	Any notice given under rule 1.2(a) will take effect immediately or at such future date as may be specified in it.

(c)	The Principal Employer may direct that an individual be admitted to or continue in Active Membership, Life Assurance Only Membership or AVC Only Membership on such special terms whether as to contributions, date of admission, benefits or otherwise as it may prescribe. The Trustees will implement the direction in such manner as may be required by the Principal Employer provided that the relevant Participating Employers pay such further contributions (if any) as the Trustees may request on the advice of the Actuary.

(d)	A statement in writing signed by or on behalf of the Principal Employer to the effect that any person is or is not eligible for Active Membership, Life Assurance Only Membership or AVC Only Membership will be conclusive.

The Rules

1.3	Exempt Approval

No person will be admitted to remain in or be excluded from Membership of the Plan if this would prejudice Exempt Approval.

2	ADMISSION TO MEMBERSHIP

2.1	Information required

(a)	An eligible person who wishes to join the Plan shall:

(i)	notify the Principal Employer or the Trustees in writing within three months of first becoming eligible:

(A)	that he wishes to join the Plan; and

(B)	whether he wishes to join the Plan as an Active Member or a Life Assurance Only Member.

(ii)	if so requested by the Trustees supply to them:

(A)	a copy of his birth certificate or other evidence of age or health satisfactory to the Trustees; or

(B)	such other information as the Trustees may require.

Any notification or supply of information shall be made in such manner as the Trustees shall specify from time to time.

(b)	If for any reason the information supplied pursuant to rule 2.1 transpires to be incorrect or incomplete the Trustees may:

(i)	withdraw, reclaim, suspend or vary any benefits relating to the person’s Active Membership or Life Assurance Only Membership;

(ii)	vary his Member Contributions; and/or

(iii)	adjust the terms of his Active Membership or Life Assurance Only Membership;

in such manner as they consider appropriate. Any such changes may be made retrospectively.

(c)	An eligible person who does not give notice in accordance with rule 2.1(a) shall be admitted to membership of the Plan as a Life Assurance Only Member immediately on becoming eligible to join the Plan until the earliest of:

(i)	the day immediately before three months from the date of first becoming eligible to join the Plan;

(ii)	the date he gives notice in accordance with rule 2.1(a)(i); or

(iii)	the date he gives notice in writing to the Trustees or the Participating Employer that he does not wish to be admitted.

The Rules

2.2	Date of admission

(a)	Admission to the Plan shall begin on and from 1 August 2004.

(b)	Provided the person has complied with rule 2.1(a) to the satisfaction of the Trustees he will become an Active Member or a Life Assurance Only Member with effect from:

(i)	the day immediately on his becoming eligible for Active Membership or Life Assurance Only Membership;

(ii)	such date as the Trustees notify to the Member; or

(iii)	where appropriate, such date as may be prescribed by the Principal Employer pursuant to rule 1.2(c).

(c)	A person who is admitted to Life Assurance Only Membership under rule 2.1(c) will cease to become a Life Assurance Only Member and be admitted as an Active Member with effect from the earliest of:

(i)	three months from the date of first becoming eligible for Active Membership;

(ii)	such date as the Trustees notify to the Member; or

(iii)	where appropriate, such date as may be prescribed by the Principal Employer pursuant to Rule 1.2(c).

2.3	Life Assurance Only Member

An employee of a Participating Employer who is eligible to become an Active Member but gives notice in accordance with rule 2.1 that he wishes to be admitted to the Plan as a Life Assurance Only Member or is admitted as a Life Assurance Only Member under rule 2.1(c) shall be included in the Plan but only for the purposes of lump sum death benefits under rule 19.1.

2.4	AVC Only Members

An employee of a Participating Employer who is an active member of the Vodafone Group Pension Scheme may be admitted to the Plan as an AVC Only Member on his giving notice to the Trustees that he wishes to pay voluntary contributions to the Plan.

2.5	Inland Revenue Maximum

The Maximum Benefits (as defined in Schedule 3) which apply to, and the maximum Member Contributions that may be paid by, a Member are set out in Schedule 3. The provisions of Schedule 3 which apply will depend on the date the Member joined the Plan unless:

(a)	the Board has agreed pursuant to its discretionary practice that the Member may be treated as if he joined the Plan on another date; or

(b)	the Member meets the Class Treatment Requirements.

The Rules

3	CESSATION OF ACTIVE MEMBERSHIP OR LIFE ASSURANCE ONLY MEMBERSHIP

3.1	Situations where an individual’s Active Membership or Life Assurance Only Membership will cease

(a)	An individual’s Active Membership or Life Assurance Only Membership will cease if he:

(i)	is no longer eligible for Active Membership or Life Assurance Only Membership (unless the Principal Employer determines otherwise pursuant to rule 1.2(a));

(ii)	exercises any statutory right to opt out; or

(iii)	exercises a right under rule 3.2.

(b)	The Participating Employer will give written notice to the Trustees if any Active Member ceases to be eligible for Active Membership.

3.2	Opting out

(a)	Active Membership and Life Assurance Only Membership of the Plan is voluntary.

(b)	An Active Member may elect to withdraw by giving written notice to the Trustees by the end of the calendar month of the pay date from which the withdrawal relates. Active Membership will cease at the end of the calendar month in which written notice is given.

(c)	A Life Assurance Only Member may elect to withdraw by giving one month’s written notice to the Trustees. Life Assurance Only Membership will cease on the expiry of the notice.

3.3	Re-admission/Admission at a subsequent date

(a)	Any person who:

(i)	has opted out of Active Membership or Life Assurance Only Membership under rule 3.2; or

(ii)	who has declined to join the Plan as an Active Member or Life Assurance Only Member when first eligible to do so may be re-admitted or admitted immediately to Active Membership or Life Assurance Only Membership subject to the consent of the Trustees and the Principal Employer subject to the person producing such evidence of health satisfactory to the Trustees.

3.4	Temporary absence

(a)	If an Active Member is temporarily absent from work he will remain an Active Member while he remains employed by his Participating Employer unless his Participating Employer otherwise directs.

(b)	If an Active Member is not in receipt of wages or salary from his Participating Employer while he is temporarily absent from work, Regular Member

The Rules

Contributions and Regular Employer Contributions will not be payable during temporary absence. Death in service lump sum benefits and death in service Dependant’s pensions payable under rule 19.1(a) and 20.2 respectively shall only continue with the agreement of the Trustees on prior application by the Participating Employer. The Active Member may choose to continue to pay AVCs in accordance with rule 5 (Member AVCs).

(c)	If an Active Member is in receipt of wages or salary from his Participating Employer while he is temporarily absent from work, Regular Member Contributions and Regular Employer Contributions will continue to be payable and will be calculated by reference to actual Pensionable Salary received or, if agreed between the Participating Employer and the Active Member, by reference to the Pensionable Salary received immediately prior to the period of temporary absence. Death in service lump sum benefits and death in service Dependant’s pensions payable under rule 19.1(a)(i) and 20.2 respectively will continue to be payable. Regular Member Contributions may be suspended or reduced during such period as determined by the Participating Employer and the Trustees.

(d)	Subject to rule 3.4(a), if an Active Member dies during the period of temporary absence any lump sum death benefits and death in service Dependants’ pensions payable under rule 19.1(a)(i) and 20.2 respectively during and in respect of the period of absence will be calculated by reference to the Active Member’s Life Assurance Salary immediately before the period of temporary absence or any amount payable during the absence if greater.

(e)	If the Active Member ceases to be employed by a Participating Employer or his Participating Employer so directs, his Active Membership will terminate and he will be entitled to benefits in accordance with rule 10 unless the Trustees agree otherwise and the applicable statutory requirements so permit.

(f)	If a Life Assurance Only Member is temporarily absent from work he will remain a Life Assurance Only Member while he remains employed by his Participating Employer unless his Participating Employer otherwise directs.

(g)	If an Active Member is temporarily absent from work under this rule 3 and is not in receipt of wages or salary from his Participating Employer, the Principal Employer may allow the Active Member during his period of temporary absence or following his return to work to pay Regular Member Contributions calculated by reference to the full Pensionable Salary he would have received if he had not been absent under this rule 3.

3.5	Maternity leave

(a)	Rules 3.4(a) to 3.4(e) (inclusive) do not apply in the case of maternity leave and the following provisions will apply instead.

(b)	If an Active Member is absent on Ordinary Maternity Leave:

(i)	Regular Member Contributions will be payable to the Plan based on the Active Member’s actual Pensionable Salary;

(ii)	Regular Employer Contributions will be based on what the Active Member’s Pensionable Salary would have been the Active Member not been on Ordinary Maternity Leave; and

The Rules

(iii)	the lump sum death benefits and death in service Dependant’s pension under rules 19.1(a)(i) and 20.2 respectively will be based on the Life Assurance Salary which would have applied had the Active Member not been on Ordinary Maternity Leave.

(c)	If an Active Member is absent on Additional Maternity Leave:

(i)	Pensionable Service will continue to accrue for as long as statutory or contractual pay is received by the Active Member. Unless the Principal Employer directs otherwise Pensionable Service will not accrue and no Regular Employer Contributions will be payable in any period when statutory or contractual pay is not received by the Active Member;

(ii)	Regular Member Contributions will be payable based on the Pensionable Salary actually received. For the avoidance of doubt in any period during which no statutory or contractual pay is payable the Active Member will not be required to pay Regular Member Contributions under the Plan;

(iii)	for any period for which statutory or contractual pay is received Regular Employer Contributions will be payable based on the Pensionable Salary which would have been applied had the Active Member not been on Additional Maternity Leave;

(iv)	for any period for which statutory or contractual pay is received the lump sum death benefit payable under rule 19.1(a)(i) and the Dependant’s pension payable under rule 20.2 pursuant to rule 3.5(c)(v) will be based on the Life Assurance Salary which would have applied had the Active Member not been on Additional Maternity Leave;

(v)	and dies in a period in which no statutory or contractual pay is received the lump sum death benefits and death in service Dependant’s pension under rules 19.1(a)(i) and 20.2 respectively payable will be those applicable had the Active Member died on the day the Active Member’s statutory or contractual pay ceased based on the Active Member’s Life Assurance Salary on the date of cessation.

(d)	If the Active Member resumes employment at the end of Ordinary Maternity Leave or the Additional Maternity Leave, Pensionable Service which has accrued before, during and after the maternity leave will be aggregated.

(e)	If the Active Member does not return to work at the end of her Ordinary Maternity Leave or period of paid maternity leave, the Active Member will be treated as if the Active Member left Pensionable Service on the last day which counts as Pensionable Service.

3.6	Paid Family Leave and Parental Leave

(a)	Rules 3.4(a) to 3.4(e) (inclusive) do not apply in the case of Paid Family Leave and the following provisions will apply instead.

(b)

An Active Member will only be treated as still in Pensionable Service during any period of Paid Family Leave or “Parental Leave” (as defined in section 76 of the Employment Rights Act 1996). If an Active Member does not return to work at the end of any period of Paid Family Leave or Parental Leave, he will be treated

The Rules

as if he left Pensionable Service on the last day which counts as Pensionable Service.

3.7	Paternity Leave

(a)	An Active Member will be treated as still in Pensionable Service during any period of “Paternity Leave” (as defined under the Paternity and Adoption Leave Regulations 2002).

(b)	The Active Member’s benefits during any period of Paternity Leave will be calculated as if the Active Member had worked normally and received the normal pay for doing so. Member Contributions will be payable based on actual Pensionable Salary received.

3.8	Adoption Leave

(a)	An Active Member will be treated as still in Pensionable Service throughout his “Ordinary Adoption Leave” (as defined under section 75A of the Employment Rights Act 1996).

(b)	An Active Member who receives pay from his Participating Employer for this period must pay Member Contributions on the amount received. An Active Member who does not receive any pay for his Ordinary Adoption Leave does not have to pay Member Contributions for that period. The Active Member’s benefits during this period will be calculated as if the Active Member had worked normally and received the normal pay for doing so.

(c)	If an Active Member is not entitled to extra periods of absence under (d), and does not return to work at the end of his Ordinary Adoption Leave, he will be treated as if he left Pensionable Service on the last day of Ordinary Adoption Leave.

(d)	If an Active Member is not treated as being in Pensionable Service during his “Additional Adoption Leave”, (as defined under section 75B of the Employment Rights Act 1996), but returns to work at the end of this period, then the earlier and later periods of Pensionable Service shall be treated as continuous (but excluding the break).

(e)	The Principal Employer and the Trustees will agree terms (consistent with Exempt Approval of the Plan) to apply to the Active Member’s contributions and benefits for this further period.

4	MEMBER’S NORMAL CONTRIBUTIONS

4.1	Amount of contributions

Subject to rule 4.2 an Active Member shall pay Regular Member Contributions to the Fund at the rate appropriate to his category of Membership as set out below. The Regular Member Contributions (including the rates) shall be determined by the Principal Employer who may at its discretion decide to amend, replace or vary the Regular Member Contributions (including the rates) as it in its absolute discretion may determine.

The Rules

(a)	A Staff and Management Member shall pay contributions in accordance with any of the rates specified in the following table as the Staff and Management Member decides:

Rate of Regular Member Contributions (as a percentage of Pensionable Salary)
2
3
4
5 or such higher percentage as the Member chooses to pay

In the case of admission under rule 2.1(c) the Active Member shall pay Regular Member Contributions at a rate of 2% of Pensionable Salary.

(b)	A Director Member shall pay contributions in accordance with any of the rates specified in the following table as the Director Member decides:

Rate of Regular Member Contributions (as a percentage of Pensionable Salary)
2
3
4
5 or such higher percentage as the Member chooses to pay

In the case of admission under rule 2.1(c) the Active Member shall pay Regular Member Contributions at a rate of 2% of Pensionable Salary.

4.2	Duration of contributions

Subject to rule 3, Regular Member Contributions will begin on the first pay date after admission. Any corresponding Regular Employer Contributions will commence on the same date and will cease when Active Membership comes to an end.

4.3	Change of Regular Member Contribution Rate

If the Active Member requests in writing to change the rate of his Regular Member Contributions such change shall be effective from 1 April of the next Plan Year or such other date as the Principal Employer may determine.

4.4	Deduction of Member’s Contributions

(a)	The relevant Participating Employer will deduct the Member’s Contributions (together with any AVCs made pursuant to rule 5) from the Active Member’s pay and remit them to the Trustees within 19 days of the end of the month in which they are deducted and in any event within the time limits permitted from time to time under the Pensions Act in such manner and at such other intervals as the Principal Employer and the Trustees agree between them.

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(b)	Until the Member’s Contributions are received by the Trustees (or any person on behalf of the Trustees) they will remain the property of the Active Member by whom they are paid.

4.5	Excessive contributions

The payment of contributions by an Active Member may be terminated, suspended or reduced at any time by the Trustees if the Actuary confirms they are excessive having regard to the Maximum Benefit (as defined in Schedule 3) applicable to him.

4.6	Investment of Contributions

Contributions may be held in a non interest bearing account pending investment of such contributions amongst the investment options made available to the Plan in such circumstances as the Trustees determine.

5	MEMBER AVCS

5.1	Payment of AVCs

Subject to rule 5.3 below, an Active Member or an AVC Only Member may pay AVCs either on a regular or an ad hoc basis until he elects to stop paying them or in the case of an Active Member his Active Membership ceases.

5.2	AVC Arrangements

AVCs may be paid to one or more AVC Arrangement.

5.3	Calculation of AVCs

(a)	No Active Member or AVC Only Member may pay AVCs if this would cause the contribution limit referred to in Schedule 3 to be exceeded.

(b)	If it appears that an Active Member or AVC Only Member is paying AVCs greater than those which are appropriate having regard to the Maximum Benefit (as defined in Schedule 3) they will be reduced by such amount as the Trustees may direct.

(c)	Before commencing, ceasing or varying payment of AVCs the Active Member or AVC Only Member will give the Trustees such prior written notice (not exceeding 12 months) as they may from time to time require. This obligation will not apply in the circumstances referred to in rules 5.3(a) and 5.3(b) or where AVCs cease because Active Membership has ceased.

(d)	Save as specified elsewhere in these Rules an Active Member’s AVC Account will be used by the Trustees to increase the benefits payable in respect of his Membership.

(e)	The benefits provided by AVCs will be of a value which the Trustees consider reasonable, having regard to the amount of the AVCs.

(f)	For the avoidance of doubt the Trustees will not be obliged to increase:

(i)	all or any specific benefit payable in respect of the Member; or

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(ii)	all benefits by the same proportion.

5.4	Type of benefits

The Trustees may in relation to an Active Member provide benefits from the Member’s AVC Account in a different form from those prescribed by the Plan. However, they will be of such kind and amount as are acceptable to the Board and which will not prejudice Exempt Approval.

5.5	Lump sum retirement benefits

Any AVC Account established on or after 8 April 1987 which is used to provide retirement benefits will only be used to do so on an annuity basis. No lump sum retirement payment will be made from such an AVC Account, except in accordance with rule 16.3 or unless permitted by legislation.

5.6	Surplus AVCs

Any monies remaining in the Member’s AVC Account after benefits have been provided will be paid to him after deduction of tax at the appropriate rate. In this respect the Trustees will ensure the Plan is administered in accordance with Part III of Schedule 6 to the Finance Act 1989 and the Retirement Benefits Schemes (Restriction on Discretion to Approve) (Additional Voluntary Contributions) Regulations 1993.

5.7	Segregation

The Trustees will hold the AVC Accounts (including AVCs collected but not yet paid in) separate from the other assets of the Fund upon trust to provide benefits for and in respect of the relevant Active Members or AVC Only Members. Accordingly, on a total or partial wind-up the AVC Accounts will not be used for the general purposes of the Plan.

5.8	Transfers of AVC Only Members’ benefits

Where the benefits of an AVC Only Member are transferred in whole or in part out of the Vodafone Group Pension Scheme to another scheme, policy or arrangement (other than the Plan) the Member shall notify the Trustees and the Trustees shall, unless they determine otherwise, transfer the Member’s AVC Account to the other scheme, policy or arrangement.

6	PARTICIPATING EMPLOYERS’ CONTRIBUTIONS

6.1	Determining contributions

(a)	Subject to rule 6.1(b), each of the Participating Employers will pay to the Plan:

(i)	the Regular Employer Contributions pursuant to rule 6.2;

(ii)	any other costs and expenses, including (without limitation) the cost of providing lump sum death benefits and Dependant’s pensions under rules 19.1(a)(i) and 20.2 respectively and the costs of providing benefits under rule 14.

(b)	The Participating Employers’ Regular Employer Contributions under rule 6.1(a)(i) and the Participating Employers’ contributions under rule 6.1(a)(ii) will not be

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payable to the extent the amounts required are credited or paid from the Reserve Fund pursuant to clause 14.5 and/or clause 17.2.

For any period of Membership of less than a Plan Year a due proportion will be paid.

6.2	Regular Employer Contributions

Regular Employer Contributions will be paid in accordance with the rate specified in the following tables that corresponds to the “Rate of Regular Member Contributions” or at such other rate as the Participating Employer determines in relation to a particular Active Member or a category of Active Members. The Principal Employer may at its discretion decide that such other Regular Employer Contributions (including the rates) shall be payable in place of those set out below.

(a)	Regular Employer Contributions payable in respect of Staff and Management Members

Rate of Regular Member Contributions (as a percentage of Pensionable Salary)	Corresponding Rate of Regular Employer Contributions (as a percentage of Pensionable Salary)
2	3
3	4 1/2
4	6
5 or more	7 1/2

(b)	Regular Employer Contributions payable in respect of Director Members

Rate of Regular Member Contributions (as a percentage of Pensionable Salary)	Corresponding Rate of Regular Employer Contributions (as a percentage of Pensionable Salary)
2	10
3	15
4	20
5 or more	25

6.3	Frequency of contributions

The contributions due from the Participating Employers will be paid to the Trustees or as the Trustees may otherwise direct. Payment of contributions and credits of the Member’s Accounts will be made at such intervals as the Trustees may from time to time determine, subject to rule 6.6.

6.4	Severance and suspension

(a)	Each Participating Employer may terminate its obligation to make future contributions by giving one month’s written notice to the Trustees. In such circumstances the provisions of clauses 22 and 23 (as appropriate) will apply.

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(b)	Each Participating Employer may suspend or reduce its obligation to make further contributions by giving one month’s written notice to the Trustees on such terms as it may agree with the Principal Employer:

(c)	If a Participating Employer’s obligation to make contributions is suspended, no further Member Contributions will be paid by the Active Members employed by the Participating Employer and, unless the Trustees determine otherwise, such Active Members will cease to be covered for lump sum death benefits and death in service Dependant’s pensions under rules 19.1(a)(i) and 20.2 respectively. The Trustees may also treat such Active Members as if they had ceased to be Active Members and became Deferred Pensioners for the purposes of rule 10 from the date of such suspension or such later date as the Trustees decide.

(d)	A Participating Employer may not reduce its contributions in respect of lump sum death benefits and death in service Dependant’s pensions under rules 19.1(a)(i) and 20.2 respectively.

6.5	Additional contributions

A Participating Employer may at any time pay further contributions to the Trustees provided this does not prejudice Exempt Approval. Such contributions may be made either for the general purposes of the Plan or for one or more of the specific purposes.

6.6	Payment schedule

If so required by section 87 of the Pensions Act, the Trustees will ensure that a payment schedule for the Plan is put in place. The payment schedule will be prepared, maintained and reviewed as necessary to comply with section 87 of the Pensions Act.

7	NORMAL RETIREMENT

7.1	Payment of pension

(a)	Subject to rules 8 and 9, an Active Member who reaches Normal Pension Date will retire and be paid a pension for the remainder of his life equal to the amount (as determined by the Trustees) that can be secured on his behalf by the Trustees:

(i)	from his Member’s Account (after taking into account any Dependant’s Pension provided under rule 17 and any lump sum payment arising under rule 16) by purchasing from an Insurance Company an annuity policy in the name of the Member. If the Trustees cannot secure an annuity policy in the Member’s name the Trustees shall purchase the annuity policy either in the name of the Trustees or in the name of the Trustees for the benefit of the Member or those claiming through him; or

(ii)	where the Principal Employer consents to the purchase of a Member’s pension under the Plan, by paying a pension for the remainder of the Member’s life equal to the amount (as determined by the Trustees) that can be purchased under the Plan on his behalf by the Trustees from his Member Account (after taking into account any Dependant’s pension provided under rule 17 and any lump sum payment arising under rule 16) at such rate as the Trustees, acting on Actuarial Advice, shall from time to time determine.

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(b)	The pension may be supplemented in accordance with the Rules by the application of AVCs, transfer payments and any other increases and augmentations.

7.2	Optional benefits

The Trustees will, if the Member so elects, in accordance with rule 7.3 secure the pension payable from the Member’s Account pursuant to rule 7.1 to provide:

(a)	further increases in payment beyond those required by section 51 of the Pensions Act but consistent with Exempt Approval;

(b)	a guarantee as to the minimum period of payment such form and terms of which may be determined by the Trustees; and/or

(c)	such other protection as may be permitted by the Board.

7.3	Member’s choice

The Member will select and advise the Trustees in writing of the form of pensions and/or other options available under the provisions of this rule 7 and rules 16 and 17 in accordance with any procedures specified for this purpose by the Trustees. Where the Member does not so advise the Trustees the Member’s Account will be used to provide benefits as decided by the Trustees.

8	EARLY RETIREMENT

8.1	General early retirement

An Active Member may, subject to the consent of the Principal Employer retire at any time from age 50.

8.2	Incapacity early retirement

An Active Member may retire at any time before Normal Pension Date subject to the Trustees determining that the Active Member satisfies the grounds for Incapacity.

8.3	Evidence of Incapacity

In determining whether the Member satisfies the grounds of Incapacity the Trustees may require such evidence (medical or otherwise) as they may at their discretion decide.

8.4	Payment of pension

An Active Member who retires early under rule 8 will be paid a pension for the remainder of his life calculated in accordance with rule 7.

9	LATE RETIREMENT

9.1	Deferment of retirement

An Active Member may subject to the written consent of the Principal Employer defer payment of all or part of his benefits past Normal Pension Date until the earlier of his actual date of retirement or the date he attains age 75.

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9.2	Pension payable

If such consent is given the Active Member will be entitled to a pension paid from his actual date of retirement in accordance with the then value of his Member’s Account subject to Exempt Approval not being prejudiced.

9.3	Controlling Directors

Any pension payable to a Controlling Director will be calculated in a manner and commence no later than a date acceptable to the Board.

10	WITHDRAWAL

10.1	Less than three months Pensionable Service - refund of Member Contributions

(a)	A person who ceases to be an Active Member with less than three months Pensionable Service will be given a refund of an amount equal to that part of the Member’s Account which represents his Member Contributions. From this refund the Trustees will deduct any tax for which they are liable.

(b)	Anyone who receives such a refund (and anyone who may derive any entitlement through his Active Membership) will have no further interest under the Plan.

10.2	Three or more months’ Pensionable Service but less than two years’ Pensionable Service

Where a person ceases to be an Active Member with more than three months’ Pensionable Service but less than two years’ Pensionable Service either:

(a)	the Member will be given a refund of an amount equal to that part of the Public Limited Company (Company Number: 01833679) Member’s Account which represents his Member Contributions (the Trustees will deduct any tax for which they are liable from this refund);

(b)	subject to the Member electing within three months of the date the Member is notified of his options under rule 10.2, a transfer of the Member’s Account may be made to a Personal Pension Scheme, a retirement benefits scheme or such other arrangement approved (whether generally or in any particular case) by the Board to accept a transfer; or

(c)	subject to rule 22 and clause 20, if the Member is employed by a company within Vodafone Group Public Limited Company (Company Number 01833679) the Member will be entitled to request that his Member’s Account is maintained in the Plan as a Deferred Pensioner until such time as he is no longer employed by a company within Vodafone Group Public Limited Company in which event the Member must elect to use his Member’s Account in accordance with one of the ways set out in rules 10.2(a) and 10.2(b).

10.3	Two or more years Pensionable Service - entitlement to deferred pension

(a)	Subject to rule 22 and clause 20, a person who ceases to be an Active Member and who does not receive an immediate benefit will have his Member’s Account maintained in the Plan as a Deferred Pensioner provided either:

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(i)	he has completed at least two years’ Pensionable Service; or

(ii)	the Trustees have received a transfer in respect of him from another retirement benefit scheme or a Personal Pension Scheme.

(b)	Subject to paragraphs (c) and (d) the Member’s Account will be used to provide benefits in accordance with rules 7, 16 and 17 from Normal Pension Date.

(c)	Early retirement

(i)	General early retirement

A Deferred Pensioner may subject to the written consent of the Principal Employer retire at any time from age 50.

(ii)	Incapacity early retirement

A Deferred Pensioner may retire early at any time before Normal Pension Date on grounds of Incapacity subject to the Trustees determining that the Deferred Pensioner satisfies the grounds for Incapacity.

(iii)	Evidence of Incapacity

In determining whether a Deferred Member satisfies the grounds for Incapacity the Trustees may require such medical evidence as they may in their discretion decide.

(iv)	Payment of pension

A Deferred Member who retires early under this rule 10 will be paid a pension for the remainder of his life calculated in accordance with rule 7.

(d)	Late retirement

A Deferred Pensioner may, subject to the consent of the Principal Employer, retire after Normal Pension Date and defer payment of his pension until the earlier of his actual date of retirement or the date he attains age 75 in accordance with rule 9.

11	INCREASES TO PENSIONS IN PAYMENT

11.1	Statutory increases

The pension secured with the Member’s Account will provide increases in payment to the extent required by section 51 of the Pensions Act. Any further increases will be made pursuant to rules 7.2 and 17 if at all.

11.2	Restriction of pension increases

To the extent permitted by sections 52 and 53 of the Pensions Act, the Trustees, with the agreement of the Principal Employer, may restrict the increases otherwise required under section 51 of the Pensions Act.

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11.3	Dependant’s pensions

Any pension payable under rule 20 will increase in payment as follows:

(a)	that part of the pension payable under rules 20.2 and 20.3 that is required to be increased by Section 51 of the Pensions Act will be increased in accordance with that section;

(b)	any balance of the pension payable under rules 20.2 and 20.3 not increased under the preceding provisions of this rule 11 may be increased if the Trustees so decide at such rate as they may determine. In reaching their decision the Trustees may take account of any written representations made to them by the deceased regarding this matter but will not be obliged to do so;

(c)	any Dependant’s pension provided on the death of a Pensioner under rule 20.4 will increase on the basis that was selected at the date of retirement under rules 7.3 and 17.1.

11.4	Date of increase

Any increases to pensions in payment to be made pursuant to the rules will take effect on such date as is determined by the selection made by the Member under rule 7.3 and in any other case on the date decided by the Trustees for this purpose.

11.5	Exclusions

Subject to section 51 of the Pensions Act, the pension to be increased will not include any part of the pension:

(a)	granted as a result of the exercise of the power of augmentation unless decided otherwise pursuant to rule 14; or

(b)	arising as a result of the payment of AVCs pursuant to rule 5 unless provided for in accordance with rules 5 and 7.

12	SECURING BENEFITS

12.1	Method of provision

Subject to any arrangements made to transfer or buy out the Plan benefits for and in respect of a Member pursuant to clause 20 or rule 22, the Trustees may pay any benefits due under these Rules from the Plan pursuant to rule 13 or secure them pursuant to rule 12.2.

12.2	Purchase of Approved Policy

(a)	Subject to rule 22.7 in relation to a Deferred Pensioner, where benefits are payable under the Plan in respect of any Beneficiary, the Trustees may purchase or provide in the name of the Beneficiary, or in the name of a trustee for the benefit of the Beneficiary, or may assign to the Beneficiary or to the trustee, an Approved Policy with an Insurance Company.

(b)	The Approved Policy will provide benefits in place of the benefits for and in respect of the Beneficiary under the Plan. In securing such benefits the Trustees

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will act in accordance with any relevant requirements of the Board and the 1993 Act and regulations issued under it. Once secured in accordance with this rule 12.2, the Beneficiary and all others claiming under him will have no further interest in the Plan in respect of such benefits.

If a cheque relating to a refund of Member’s Contributions is not cashed within 6 months from the day it is dated (or such other period as the Trustees from time to time decide) the Trustees may pay the money into the Member’s Account and invest it in such Investment Fund(s) as the Trustees determine on his behalf.

12.3	Member choice

The Member shall select and advise the Trustees in writing at least two months (or such other period as may be agreed by the Trustees) before the Member intends to retire (or in accordance with any other procedure specified by the Trustees for this purpose) of the Insurance Company with whom the Member wishes the Trustees to purchase an Approved Policy in accordance with rule 12.2(a) and of the benefits to be provided under such Approved Policy.

12.4	Default provision

Where the Member does not make a selection and advises the Trustees in accordance with rule 12.3, the Trustees shall select the Insurance Company with whom an annuity shall be purchased or apply the Member’s Member Account to provide benefits as determined by the Trustees from time to time (acting on Actuarial Advice and such other professional advice as it considers appropriate) and any cost of so doing shall be borne out of the Member’s Member Account. If the Trustees act on such advice in good faith, they shall have no responsibility or liability for the consequences of doing so.

13	PAYMENT OF BENEFITS

13.1	Frequency of payments

(a)	Save as appears below in this rule every pension will be payable by equal monthly instalments.

(b)	Payment of each instalment will be made on such day of the month as the Trustees may from time to time decide.

(c)	For instalments which cover periods greater or less than a month the payment will be adjusted on a pro rata basis. If the final instalment is overpaid the Trustees may call for repayment of the relevant amount. However, they will not be obliged to do so.

(d)	If at any time the Trustees consider it would be unduly costly or inconvenient to make monthly payments they may instead pay the pension at such intervals as they deem appropriate.

13.2	Method of payments

(a)	Benefits will be paid by such method as the Trustees may from time to time determine including payment:

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(i)	at the registered office of the Principal Employer, subject to the requirements of the Pensions Act;

(ii)	by cheque, money order or other negotiable instrument sent to the last known address of the Beneficiary;

(iii)	by transfer or credit to a bank, building society or other account nominated by the Beneficiary; or

(iv)	by an Insurance Company or agent appointed by the Trustees.

(b)	All benefits will be sent at the risk of the Beneficiary and the Trustees will not be liable if they go astray. The Trustees will not be obliged to obtain a formal receipt or acknowledgement of payment.

13.3	Incapable and minor Beneficiaries

If in the opinion of the Trustees a Beneficiary has become incapable of managing his own affairs or if the Beneficiary is a minor they may:

(a)	pay any benefit due to the Beneficiary to anyone they consider is a proper person to receive the same on his behalf;

(b)	pay or apply any benefit to which the Beneficiary is entitled under the Plan for the maintenance of the Beneficiary or to any person for the benefit of the Beneficiary or to any person financially dependent on him;

(c)	hold it until the Beneficiary is able to act, or for the Beneficiary’s estate; or

(d)	pay any benefit to trustees to hold upon any trusts for the principal benefit of the Beneficiary and subject to any powers or provisions, as the Trustees may direct.

13.4	Detainment of Beneficiary

If any Beneficiary is detained in legal custody, or otherwise against his will, the Trustees may pay or apply the Beneficiary’s benefit under the Plan for the maintenance of any persons who are financially dependent upon the Beneficiary.

13.5	Dependant’s Pension

Any pension payable to a Dependant will cease on his death.

14	AUGMENTATION

14.1	Principal Employer’s request

(a)	The Principal Employer may request the Trustees to enhance the terms of Membership and/or the benefits which may become payable to or in respect of a Beneficiary in such manner as it may prescribe including all or any of the following:

(i)	increasing benefits;

(ii)	accelerating the payment of benefits;

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(iii)	granting additional and/or new benefits;

(iv)	enhancing Pensionable Service;

(v)	subject to the Beneficiary’s written consent, amending the terms in respect of any Beneficiary; and

(vi)	reducing, suspending or disapplying the requirement to pay Regular Member Contributions.

(b)	The Principal Employer may also request the Trustees to provide any benefits to or in respect of any person in, or formerly in, the service of any Participating Employer.

(c)	The Trustees will implement any request of the Principal Employer pursuant to rules 14.1(a) and 14.1(b) provided that the relevant Participating Employer pays such further contributions (if any) as the Trustees may require, or the Principal Employer and the Trustees direct that such contributions can be paid out of the Reserve Fund, and that Exempt Approval is not prejudiced.

14.2	Trustees’ request

The Trustees may also request the Principal Employer to grant any enhancement specified in rules 14.1(a) and 14.1(b). The Principal Employer will be under no obligation to agree the request but if it does the provisions of rule 14.1(c) will apply.

15	REVALUATION

Where an Active Member became a Deferred Pensioner at least one year before Normal Pension Date his Member’s Account will be revalued in accordance with paragraph 5 of Schedule 3 to the 1993 Act. In other words the Member’s Account will increase or decrease to reflect the rate of return (positive or negative) made by funds in that Member’s Account less any expenses or other amounts deducted in accordance with the Rules or statute.

16	LUMP SUM BENEFITS

16.1	Election of a cash lump sum

(a)	Subject to the consent of the Trustees an Active Member or Deferred Pensioner may elect to receive all or part of his Member’s Account as a cash lump sum. The maximum cash lump sum such a Member may elect to receive will be decided by the Trustees, subject to the Maximum Benefit for cash lump sums.

(b)	Such election will be made by giving written notice to the Trustees before payment of the pension commences in accordance with the procedure for selecting benefits under rule 7.3.

16.2	Date of payment

The lump sum will be due at the same time as the first payment of the pension except that if an Active Member or Deferred Pensioner postpones drawing his pension at Normal Pension Date pursuant to the Rules he may still elect to commute part of his pension for

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a cash lump sum at Normal Pension Date or at any time between Normal Pension Date and the date of his actual retirement.

16.3	Trustees’ discretion

(a)	At the Trustees’ discretion a lump sum may also, subject to the requirements of the Board, be paid to:

(i)	a Member in lieu of all benefits payable (including those payable on his death) which are or become Trivial;

(ii)	a Dependant, in lieu of his benefits which are or become Trivial; and

(iii)	a Member in lieu of his pension in exceptional circumstances of serious ill-health of which the Trustees will be the sole judge.

(b)	If the Trustees exercise their discretion pursuant to rule 16.3 they will deduct from the lump sum any tax for which they may be liable upon it.

(c)	Any lump sum payable under rule 16.3(a)(i) or 16.3(a)(ii) will, subject to the requirements of the Board, be payable:

(i)	at the time the pension would otherwise be payable; or

(ii)	following an increase in the limit below which a pension is Trivial.

16.4	Active Member’s and Life Assurance Only Member’s option to increase insured lump sum death benefits and Dependants pensions

(a)	A Staff and Management Member and Life Assurance Only Member may give notice in writing to the Principal Employer that he wishes to increase the insured benefit under rule 19.1(a)(i) (the “Lump Sum Death Benefit”) to a maximum of 4 times his Life Assurance Salary or such greater amount as may be permitted by legislation.

(b)	Notwithstanding rule 16.4(a) a Staff and Management Member, Director Member or Life Assurance Only Member may give notice in writing to the Principal Employer that he wishes to increase any dependant’s pension under rule 20.2 to an amount which, taking account of the Lump Sum Death Benefit, is no greater than 8 times his Life Assurance Salary at the date of death.

(c)	The cost of any increase made under rules 16.4(a) and (b) will be payable by the Staff and Management Member, Director Member or Life Assurance Only Member (as applicable).

(d)	Any increase under this rule shall be subject to the production of such satisfactory evidence of health or other matters as the Principal Employer may require.

(e)	Any notice in writing required to be given under rules 16.4(a) and (b) must be given within three months of first being eligible to join the Plan. If any notice is given after three months of first being eligible to join the Plan the increase shall be effective from 1 April of the next Plan Year.

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(f)	Any notice in writing required to be given under rules 16.4(a) and (b) must specify the level of the increase to be provided under rules 16.4(a) and (b) respectively.

(g)	The Staff and Management Member, Director Member or Life Assurance Only Member may give notice in writing to the Principal Employer that he wishes to reduce or suspend the additional amount payable by him under rule 16.4 at any time. The reduction or suspension will take effect from the end of the month following the receipt of the notice if notice is received prior to the payroll cut-off date.

17	CONVERSION

17.1	Election for Dependant’s Pension

(a)	An Active Member or Deferred Pensioner may, with the Trustees’ consent, elect that part of his Member’s Account be utilised to provide one or more Dependant’s pensions. The Dependant’s pensions will be of such amount(s) as can be secured by the Trustees from that part of the Member’s Account surrendered and will be in accordance with any conditions laid down by the Board.

(b)	The Dependant’s pension will provide for increases in payment of at least those required by section 51 of the Pensions Act and such further increases chosen by the Member in accordance with rule 7.3 as are consistent with Exempt Approval.

(c)	Such an election will be made before Normal Pension Date or the date of retirement (whichever is the later) in accordance with the procedure for selecting benefits under rule 7.3.

17.2	Restriction on election

(a)	No election may be made to the extent it would reduce the pension payable to the Active Member or Deferred Pensioner, prior to any commutation for a lump sum, below the amount of the Dependant’s pension.

(b)	The election will be void if before the Active Member or Deferred Pensioner retires:

(i)	the Dependant dies;

(ii)	where the election is in favour of a spouse, the marriage is dissolved or a decree of judicial separation is granted unless written confirmation that the election is to continue is given by the Active Member or Deferred Pensioner; or

(iii)	the Active Member or Deferred Pensioner withdraws his election with the consent of the Trustees.

17.3	Payment of benefits

If at the retirement of an Active Member or Deferred Pensioner a valid election subsists, he will be paid reduced benefits in accordance with rule 17.1(a). On his death (or if applicable, on the expiry of any guaranteed period for which his pension is payable) the Dependant (if surviving) will be paid the Dependant’s pension.

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18	EVIDENCE OF DEATH

18.1	Evidence required

(a)	The Trustees may obtain such evidence as they consider reasonable to confirm the death of an individual.

(b)	When a sum is to be paid to a deceased’s personal representatives the Trustees may first require a copy of the grant of representation. However, they will not be obliged to do so.

18.2	Trustees’ discretion

When a sum is to be paid to the deceased’s personal representatives but no grant has been taken out the Trustees may at their discretion pay the relevant sum to the deceased’s personal representatives, spouse, next-of-kin or such other person as they may consider appropriate. Payment to the relevant individual will be a valid discharge to the Trustees.

19	LUMP SUM DEATH BENEFITS

19.1	Death of an Active Member, a Life Assurance Only Member or an AVC Only Member

(a)	If an Active Member dies a lump sum will be paid subject to any requirements of the Board for this purpose, equal to:

(i)	in the case of a Staff and Management Member, 3 times his Life Assurance Salary at the date of death (or such increased sum as the Staff and Management Member so elects under rule 16.4) and in the case of a Director Member, 4 times his Life Assurance Salary at the date of death; and

(ii)	Subject to the Trustees’ discretion, that part of his Member’s Account (if any) which can be paid without the total sum paid exceeding the Maximum Benefit (as defined in Schedule 3).

(b)	If a Life Assurance Only Member dies a lump sum will be paid equal to 3 times his Life Assurance Salary (or such increased sum as the Life Assurance Only Member so elects under rule 16.4) at the date of death.

(c)	If an AVC Only Member dies a lump sum will be paid equal to the value of his AVC Account.

(d)	The lump sum death benefit payable under rules 19.1(a), 19.1(b) and 19.1(c) will be subject to any special conditions or restrictions from time to time agreed between the Trustees and the Principal Employer as a consequence of any terms imposed by an insurer with which the Trustees have effected an insurance contract to provide the benefit.

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19.2	Death of a Deferred Pensioner before Normal Pension Date

If a Deferred Pensioner dies before Normal Pension Date a sum will be paid equal to his Member’s Account then applicable, up to the maximum amount in accordance with Schedule 3 for this purpose.

19.3	Death of a Pensioner

On the death of a Pensioner a lump sum will be payable in accordance with the terms for any applicable guaranteed minimum period of payment of his pension secured at the time of retirement.

19.4	Payment of lump sum benefits

(a)	Subject to rule 19.6, all lump sum benefits arising under this rule 19 will be held by the Trustees separately from the other assets of the Fund. The lump sum benefits will be paid out within two years of the date of death of the relevant individual except where his estate passes bona vacantia (i.e. ownerless property which passes to the crown under legislation and/or common law). If all or any part of the lump sum due remains unpaid at the end of two years from the date of death of the relevant individual, it will be paid to his estate. If the estate of the deceased individual passes bona vacantia no payment will be made pursuant to this rule, the monies being retained for the purposes of the Plan.

(b)	The lump sum benefit will be distributed on such terms and in such proportions as the Trustees decide to or for the benefit of one or more of the deceased’s Life Assurance Beneficiaries.

(c)	If the Trustees are unable to identify and/or locate any Life Assurance Beneficiaries of the deceased they may at their discretion pay the lump sum in such proportions they decide to such other trust, person, body or organisation as they may consider appropriate.

(d)	The Trustees may take account of any expression of wish made by the deceased regarding the disposal of the lump sum benefit but they will not be obliged to do so.

(e)	Where a Controlling Director remains in Pensionable Service after age 74 any lump sum benefit paid under the provisions of this rule will be paid to his spouse or (if he leaves no spouse) to his personal representatives.

19.5	Establishment of trust

The Trustees may establish a trust, on such terms as they may think appropriate, for the benefit of one or more of the persons to whom benefits may be paid under rule 19.4 and may pay to it any sum arising under this rule 19. Any costs and expenses incurred in establishing the trust or making the payment to it may be deducted from the payment if the Trustees so decide.

19.6	Funeral expenses

The Trustees may use all or part of any lump sum payable pursuant to this rule 19 to reimburse any person who has paid the funeral expenses of a deceased Member.

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20	DEPENDANT’S PENSIONS

20.1	Calculation of Dependant’s pensions

(a)	If the deceased Active Member or Deferred Pensioner is survived by any Dependants a pension calculated in accordance with this rule will be paid in accordance with rule 12 and/or rule 13 as appropriate.

(b)	The pension of a deceased Active Member or Deferred Pensioner will be paid to or for the benefit of one or more of the Dependants and in such shares as the Trustees decide, and as set out below.

(c)	In deciding the shares in which the Dependant’s pension should be provided the Trustees may take account of written representations made to them by the deceased but they will not be obliged to do so.

20.2	Death of an Active Member

If an Active Member dies before drawing any retirement benefits the Dependant’s pension will be equal to any pension that can be purchased with the balance (if any) of the Member’s Account which is not paid as a lump sum pursuant to rule 19 together with any increased amount elected by the Active Member under rule 16.4.

20.3	Death of a Deferred Pensioner before Normal Pension Date

If a Deferred Pensioner dies before Normal Pension Date the Dependant’s pension will be equal to any pension that can be purchased with the balance (if any) of the Member’s Account which is not paid as a lump sum pursuant to rule 19.

20.4	Death of a Pensioner

(a)	If a Pensioner dies the Dependant’s pension will be equal to the pension if any provided or secured for his Dependant from the balance of his Member’s Account at the time of his retirement pursuant to rule 17.

(b)	This rule 20.4 will apply equally to a former Member who would have been a Pensioner but for the payment of all of his pension as a lump sum on grounds of serious ill health, if a pension had been provided for his Dependant at the time of his retirement.

20.5	Continuation of Pensioner’s pension

(a)	Subject to rule 20.5(b) on the death of a Pensioner a continuation of pension is payable in accordance with the terms for any applicable guaranteed minimum period of payment of the pension secured at the time of retirement. This continuation of pension will be paid at the Trustees’ discretion to one or more Life Assurance Beneficiaries in accordance with rule 19.4. Where the pension continues to be paid under this rule, the Dependant’s pension payable under rule 20.4 will not commence until the end of the guarantee period if the guarantee period exceeds five years.

(b)	The operation of rule 20.5(a) is subject to the requirements of the Board. The requirement under rule 19.4 to pay out benefits within two years of the date of death will not apply.

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20.6	Restrictions

The pensions payable to an Active Member’s Dependant or Dependants on the death of an Active Member before Normal Pension Date will be subject to any special conditions or restrictions from time to time decided by the Trustees as a consequence of the terms imposed by an insurer with which the Trustees have effected an insurance contract to provide the benefit.

20.7	Payment of pension

The pension for any particular Dependant will cease in accordance with rule 13.

21	PENSIONS SHARING ON DIVORCE

21.1	Definitions

Where the following terms are used in the Rules (apart from rule 21.9(b) of the Rules) for the purposes of rule 21 the reference to a Member in relation to those terms will be construed as a reference to the Ex-spouse:

(a)	Dependant;

(b)	Child; or

(c)	Life Assurance Beneficiary.

21.2	Application of this rule

(a)	This rule applies in respect of Pension Sharing Orders. When a Pension Sharing Order takes effect in relation to the Plan the Trustees will give effect to it in accordance with this schedule and the Welfare Reform Act and any regulations made under it.

(b)	This rule also applies where the Trustees wish to impose charges in relation to a pension attachment order pursuant to rule 21.4(b).

21.3	Supply of Information

The Trustees will comply with any requirement to supply information they are required to provide pursuant to the Welfare Reform Act and the regulations made under it.

21.4	Charging

(a)	The Trustees may subject to complying with the Welfare Reform Act and with any relevant regulations pursuant to the Welfare Reform Act impose such charges as they think fit in relation to pension sharing and may require any such charges to be paid before implementing a Pension Sharing Order.

(b)	The Trustees may subject to complying with the Welfare Reform Act and any relevant regulations impose such charges as they think fit in relation to a pension attachment order specified in section 24 of the Welfare Reform Act.

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21.5	Valuation and calculation of Pension Credit

(a)	The Trustees will issue a notice of implementation under the Welfare Reform Act and will notify the Member and the Ex-spouse of the Valuation Day.

(b)	The Trustees will then:

(i)	make arrangements to carry out a valuation of the benefits of the Member that are subject to a Pension Sharing Order; and

(ii)	make arrangements to calculate the Pension Credit in accordance with the Welfare Reform Act and the Pension Sharing (Valuation) Regulations 2000;

as at the Valuation Day.

21.6	Option for Ex-Spouse

The Trustees will give the Ex-spouse details of the option to require the Trustees to discharge the Pension Credit by making a payment to a Qualifying Arrangement in accordance with the Welfare Reform Act.

21.7	Method of discharging liability for Pension Credit

(a)	The Trustees will discharge their liability for a Pension Credit for and in respect of an Ex-spouse:

(i)	by paying the Pension Credit to a Qualifying Arrangement with the consent of the Ex-spouse (the “External Transfer”); or

(ii)	where such consent is not obtained subject to rule 21.8 by paying the Pension Credit to a Qualifying Arrangement without the consent of the Ex-spouse (the “Default Option”).

For this purpose the payment will be made in accordance with the relevant provisions of the Welfare Reform Act that apply.

(b)	Once a payment has been made pursuant to rule 21.7(a) above the Trustees will be discharged from any further liability to and in respect of the Ex-spouse in relation to his Pension Credit.

21.8	Alternative method of discharging liability

(a)	If an External Transfer is not made pursuant to rule 21.7(a)(i) the Trustees may from time to time determine that liability for a Pension Credit will be discharged by conferring rights or benefits on the Ex-spouse under the Plan (“the Internal Transfer Option”) instead of by means of the Default Option. In such circumstances the Trustees may make such arrangements as they consider fit to give effect to the Internal Transfer Option in accordance with the Welfare Reform Act and any relevant regulations. For this purpose:

(i)	the Trustees will have any powers and discretions; and

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(ii)	the Rules and this schedule will be deemed to be amended to include any rules;

that the Trustees consider appropriate in relation to the Internal Transfer Option in accordance with the Welfare Reform Act.

(b)	In making any arrangements for an Internal Transfer Option the Trustees will comply with:

(i)	the requirements of Part 5 of Schedule 3;

(ii)	the requirements of the Welfare Reform Act and any regulations made under it and Part IVA of the 1993 Act (requirements relating to Pension Credit Benefit).

21.9	Limitation of rights

(a)	No person with a Pension Credit or Pension Credit Rights will have any right or interest under the Plan except under and to the extent specified in this schedule or as required by law. For the avoidance of doubt such person is excluded from the ambit of any Plan Rule which provides for:

(i)	the augmentation of benefits or improvement of the terms on which benefits are payable;

(ii)	discretionary pension increases; or

(iii)	the grant of new or additional benefits;

whether the Plan is continuing or winding up.

(b)	The provisions of rule 21.9(a) above will not operate in respect of any other capacity in which the person may have rights or interests under the Plan whether as a Member, Dependant or Nominee.

21.10	Death before discharge

(a)	If the Ex-spouse dies after a Pension Sharing Order has been made but before the Trustees have discharged their liability in respect of the Pension Credit subject to regulation 6 of the Implementation and Discharge Regulations the Trustees will discharge their liability in respect of the Pension Credit by applying the Pension Credit in such one or more of the following ways as the Trustees determine:

(i)	by paying one or more lump sum death benefits at the discretion of the Trustees in accordance with rule 19.4 (payment of lump sum benefits) of the Rules;

(ii)	by paying one or more pensions to one or more of the Dependants as decided by the Trustees; and

(iii)	by purchasing an annuity contract or insurance policy for the benefit of any one or more Dependants as decided by the Trustees which satisfies

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the requirements of regulation 6(3) of the Implementation and Discharge Regulations.

(b)	The amount of the Pension Credit applied under each of rules 21.10(a)(i), 21.10(a)(ii) and 21.10(a)(iii) will be determined by the Trustees and be subject to the limits set out in Part 5 of Schedule 3.

(c)	Any payments or purchases pursuant to rule 21.10(a) will be made in accordance with the requirements of the Board and the 1993 Act and any applicable regulations, made under it. The Trustees may pay a lump sum in lieu of a Dependant’s pension which is Trivial at the time the pension becomes payable, or at such other time as will not prejudice Exempt Approval.

(d)	Any balance of the Pension Credit not applied in accordance with rule 21.10(a) will be retained by the Trustees for the general purposes of the Plan.

(e)	Once the Trustees have applied the Pension Credit pursuant to rules 21.10(a) or 21.10(d) the Trustees will be discharged from their liability in respect of the Pension Credit (except their liability to a Dependant in respect of a pension pursuant to rule 21.10(a)(ii)).

21.11	Assignment

Rule 26 (bar on assignment) of the Rules which places a bar on the assignment of benefits will not apply when a Pension Sharing Order comes into effect against them. In such a case benefits may be assigned in whole or in part to the extent necessary to comply with the Pension Sharing Order.

21.12	Pension Debit Members

The benefits for a Pension Debit Member are also subject to the requirements set out in Part 5 of Schedule 3 and subject to compliance with social security legislation.

21.13	Statutory compliance

(a)	For the avoidance of doubt the Trustees will have all such powers and discretions as they consider appropriate to give effect to a Pension Sharing Order.

(b)	To the extent this schedule does not reflect any statutory requirements and any requirements of the Board in relation to Pension Debits, Pension Credits and Pension Credit Rights it will stand amended accordingly.

22	INDIVIDUAL TRANSFERS OUT

22.1	Statutory right to a transfer

A Deferred Pensioner may:

(a)	at least one year before Normal Pension Date; or

(b)	if later, within six months after leaving Pensionable Service;

request that his entitlements under the Plan be transferred if he:

(c)	sets up a Personal Pension Scheme;

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(d)	becomes a member of another retirement benefits scheme; and/or

(e)	sets up any other arrangement or becomes a member of any other scheme;

approved (whether generally or in any particular case) by the Board to accept a transfer.

22.2	Non-statutory request to transfer

Any other Deferred Pensioner who is not able to exercise a right to transfer out under rule 22.1 may, with the consent of the Principal Employer, request the Trustees to transfer his entitlements to any one or more of the arrangements listed in rule 22.1. Such request will be made in such form as the Trustees may require.

22.3	Amount of transfer

If such a request is made the Trustees will pay to the Receiving Scheme the Cash Equivalent for the Deferred Pensioner. The transfer will be made in accordance with any relevant requirements of the 1993 Act.

22.4	Certificate

The Trustees will provide a certificate to the trustees of the Receiving Scheme showing:

(a)	how much of the transfer value represents Member Contributions and can be paid by way of a refund of contributions; and

(b)	the maximum cash lump sum payable from the transfer value, if required for this purpose by the Board.

22.5	Buy-out at Deferred Pensioner’s request

Provided it does not prejudice Exempt Approval a Deferred Pensioner may in the circumstances set out in rules 22.1 or 22.2 as appropriate request the Trustees to purchase for him an annuity policy or contract with an Insurance Company. The purchase price of the policy or contract will be equal to the Cash Equivalent referred to in rule 22.3.

22.6	Extinguishing rights

Once a transfer has been effected or an annuity policy or contract has been purchased all rights under the Scheme relating to or derived from the Deferred Pensioner will be extinguished and the Deferred Pensioner and all others claiming under him will have no further interest in the Scheme.

22.7	Buy-out at Trustees’ discretion

(a)	To the extent permitted by the 1993 Act the Trustees (at their discretion) may secure all benefits for and in respect of a Deferred Pensioner by a transaction to which sections 19 and 81 of the 1993 Act apply to provide benefits identical or different to those benefits.

(b)

In securing such benefits the Trustees will act in accordance with any relevant requirements of the Board and the 1993 Act and regulations issued under it. Once secured in accordance with this rule 22.7 the Deferred Pensioner and all

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others claiming under him will have no further interest in the Plan in respect of such benefits.

22.8	Restrictions

No transfer or buy-out will be made under this rule 22 if it would:

(a)	offend against the law of perpetuities;

(b)	prejudice Exempt Approval; or

(c)	breach the provisions of the Preservation Regulations.

23	INDIVIDUAL TRANSFERS IN

23.1	Request for transfer in

If an Active Member

(a)	previously participated in another retirement benefits scheme or Personal Pension Scheme; or

(b)	has participated in any other arrangement or scheme approved (either generally or in any particular case) to make a transfer the Trustees (with the consent of the Principal Employer) may receive a transfer payment in respect of the Member from such arrangement or scheme.

23.2	Additional rights

Upon receipt of the transfer payment the Member’s Account will be credited with such assets as the Trustees may determine provided this does not prejudice Exempt Approval and is in accordance with any statutory requirements regarding the receipt of the transfer payment.

23.3	Classification of Member’s Contributions

(a)	Where a transfer payment is accepted the Member’s Contributions will be deemed to be those which would be refunded on withdrawal from the transferring scheme. For this purpose any deduction which would have been made in respect of tax will be ignored.

(b)	If the transferring scheme has no provision for withdrawal refunds the Member Contributions will be those which it actually credited to the Active Member.

24	ALTERNATIVE TO SHORT SERVICE BENEFIT

Where an alternative to short service benefit (as defined in section 71 of the 1993 Act) is payable under the Plan the Trustees will be reasonably satisfied it is at least of equal value.

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25	DISCLOSURE OF INFORMATION

25.1	No charging or assignment

The Trustees may ask any Beneficiary to supply such evidence of age, identity, status or other information as they may from time to time require.

25.2	Cessation of benefits

If such information is not supplied or is incorrect the Trustees may make such adjustments to the benefits payable to the Beneficiary as they think fit. These adjustments may be made on a retrospective basis and the Trustees may reclaim any benefit which has been over-paid previously.

26	BAR ON ASSIGNMENT

26.1	No charging or assignment

Except to the extent allowed by section 91 of the Pensions Act, no benefit or part of a benefit payable under the Plan may be charged or assigned nor may a lien or set-off be exercised in respect of it.

26.2	Cessation of benefits

No transaction or attempt by a Beneficiary to effect a transaction in respect of a benefit which is contrary to rule 26.1 will be binding upon the Trustees. If such a transaction or an attempt is made the benefit or the relevant part of it will cease to be payable.

26.3	Discretionary Application

In such circumstances the Trustees may at their discretion instead apply an amount equal to the benefit or the relevant part of the benefit for the support and maintenance of any one or more of the Beneficiary, his spouse and Dependants.

26.4	Payment to Reserve Fund

Any part of the benefit that has ceased to be payable not applied for support or maintenance will be transferred to the Reserve Fund.

27	TAX LIABILITY AND OVER-PAYMENTS

27.1	Tax liability

(a)	Where liability to any tax or duty arises in respect of any benefit or refund the Trustees may deduct the same before payment.

(b)	If the liability is uncertain or its extent unknown the Trustees may postpone payment until they are satisfied that the liability does not exist or has been adequately provided for.

(c)	If for any reason a payment is made in full where a deduction should have been applied or if the liability arises after payment then the Trustees may (but will not be obliged to) recover the same from the recipient.

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27.2	Over payments

If for any reason there is any over-payment of benefit it will be at the Trustees’ discretion as to whether to recover the same.

28	DETERMINATION OF EMPLOYMENT

28.1	No effect on employment rights

No provision of the Plan will in any way restrict the right of any of the Participating Employers to end the employment of an Active Member.

28.2	No damages

No damages will be recoverable by a Member from the Plan or the Trustees as a consequence of his employment coming to an end.

29	FAILURE TO CLAIM BENEFITS

29.1	Cessation of entitlement after 6 years

No Beneficiary will be entitled to any benefit more than six years after it has fallen due if the reason for non-payment was:

(a)	his failure to claim it; or

(b)	the Trustees’ lack of knowledge of his existence or whereabouts or of any fact giving him the right to it.

29.2	Payment to Reserve Fund

Subject to rule 29.3 any such sums will be forfeited and used for the general purposes of the Plan.

29.3	Trustees’ discretion

Notwithstanding the above the Trustees may with the consent of the Principal Employer elect to pay to or in respect of the Beneficiary part or all of the relevant benefit.

30	FORFEITURE AND CHARGING

30.1	Application of rule

This rule applies where:

(a)	there is a monetary obligation due to a Participating Employer arising out of a fraudulent, negligent or criminal act or omission of a Beneficiary;

(b)	there is a monetary obligation due to the Plan arising out of a breach of trust by a Beneficiary who is a Trustee;

(c)	there is a monetary obligation due to the Plan as a result of a criminal, negligent or fraudulent act or omission of a Beneficiary.

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30.2	Debt due to a Participating Employer

Where there is a monetary obligation due to a Participating Employer arising out of a criminal, negligent or fraudulent act or omission of a Beneficiary:

(a)	the relevant Participating Employer may deliver to the Trustees a certificate stating the monetary obligation that has arisen as a consequence of the fraudulent, negligent or criminal act or omission;

(b)	upon receipt of the certificate the entitlement, or accrued rights of the Beneficiary will, at the direction of the Participating Employer, either:

(i)	stand charged with the payment of the monetary obligation; or

(ii)	be forfeited (other than any benefit, or instalment that has already fallen due for payment) to the extent of the monetary obligation;

(c)	the Trustees will then deliver a copy of the certificate to the Beneficiary; and

(d)	without prejudice to any other remedy it may have, the Participating Employer will be entitled to reimbursement of an amount equal to the loss from the Plan (less any tax which may be chargeable) by, payment to the Participating Employer. Alternatively, if the Participating Employer so directs an amount equal to the entitlement or accrued rights of Member so charged or forfeited shall be transferred to the Reserve Fund to reduce the Participating Employer’s future contribution liability pursuant to rule 6 or otherwise.

30.3	Monetary Obligation due to the Plan

Where there is a monetary obligation due to the Plan arising out of a breach of trust or a criminal, negligent or fraudulent act or omission of a Beneficiary:

(a)	the entitlement or accrued rights of the Beneficiary will, if the Trustees direct, either:

(i)	stand charged with the payment of the monetary obligation; or

(ii)	be forfeited (other than any benefit, or instalment that has already fallen due for payment) to the extent of the monetary obligation;

(b)	the Trustees will issue the Beneficiary with a certificate showing the amount of the charge and its effect on his benefits under the Plan or the amount of the forfeiture and the effect of the forfeiture on his benefits;

(c)	The Trustees may at their discretion modify the reduction in light of any representations made by the Beneficiary;

(d)	Any charged or forfeited benefits may be applied by the Trustees to make good the monetary obligation to the Plan or transferred to the Reserve Fund.

30.4	Restriction on reducing or reimbursing benefits

Despite the above the Trustees may not make any reduction or reimbursement:

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(a)	unless the claim set out in the certificate delivered to the Beneficiary is either not disputed or the obligation has become enforceable by an order of a competent court or in consequence of an award of an arbitrator or, in Scotland, an arbiter to be appointed (failing agreement between the parties) by the sheriff;

(b)	in the case of the charging (but not forfeiture) of a Beneficiary’s entitlement or accrued rights by a Participating Employer, in respect of any benefits transferred into the Plan under clause 19 or rule 23 (except to the extent permitted by sections 91, 92 or 93 of the Pensions Act);

(c)	which is more than the amount of the monetary obligation in question, or (if less) the value of the Beneficiary’s entitlement or accrued rights under the Plan; or

(d)	if it contravenes the preservation requirements of the 1993 Act.

30.5	Expressions in this rule to have same meaning as in Pensions Act

In this rule the expressions “monetary obligation”, “entitlement, or accrued rights” and other expressions also used in sections 91-95 Pensions Act will, unless the context otherwise requires, have the same meanings as in the Pensions Act.

31	EMPLOYMENT WITH AN OVERSEAS EMPLOYER

31.1	Application of this rule

This rule will apply solely to employees of Participating Employers which are not resident in the United Kingdom and will override any other provisions of the Plan which are inconsistent with it. Employees will only be eligible to join the Plan under this rule if they are also eligible to join under rules 1, 2 and 3 and the Principal Employer agrees that this rule will apply.

31.2	Eligibility Conditions

(a)	Active Membership of the Plan will be open to employees of Participating Employers that are not resident in the United Kingdom who are chargeable to United Kingdom income tax under Case I or II of Schedule E of the 1988 Act on their emoluments from the Participating Employer. But employees:

(i)	cannot be Active Members in respect of a period of service when they qualified for a deduction of 100% under section 193(1) of the 1988 Act; and

(ii)	will be restricted to receiving death in service benefits if they are in receipt of foreign emoluments as defined in section 192(1) of the 1988 Act and are members of a scheme in respect of which they are obtaining relief under the “corresponding provisions” of section 192(3) or 596(2)(b) of the 1988 Act. (Where any employee in receipt of foreign emoluments has become a member of a scheme in respect of which he is obtaining relief under the “corresponding” provisions of section 192(3) or 596(2)(b) of the 1988 Act, his benefits relating to subsequent service will be confined to death in service benefits or he will be withdrawn from Membership of the Plan immediately).

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(b)	Active Membership of the Plan will also be open to employees of Participating Employers that are not resident in the United Kingdom if:

(i)	the Board has explicitly approved the terms of their Membership; or

(ii)	Active Membership commences or continues because the following circumstances and conditions are satisfied.

The circumstances are that:

(A)	there is a definite expectation that the employee will come to the United Kingdom either to take up employment with an employer participating in the Plan (such an expectation should be evidenced in writing), or to retire; or

(B)	the employee’s earnings remain effectively chargeable because he only works overseas for periods which total less than 365 days in any year.

The conditions are that:

(C)	the United Kingdom employer or the United Kingdom branch of the overseas employer will continue to pay to the approved Plan any employer contributions due, but will be reimbursed by the overseas employer for the costs, unless the Board have specifically agreed otherwise; and

(D)	the prospective pension in respect of the service abroad will be calculated and funded by reference to the rate of remuneration appropriate for similar employment in the United Kingdom; and

(E)	the period of service abroad will not exceed 10 years. If there has been a previous period or periods of service abroad continuation of Plan Active Membership is limited to an aggregate of 10 years.

For the purposes of the aggregation calculation:

(F)	any period or periods of service abroad separated from a subsequent period of service abroad by at least one year’s employment in the United Kingdom can be ignored; and

(G)	any period of service that arises from employees performing their duties abroad for a United Kingdom resident employer who are provided with benefits under an approved scheme (regardless of whether they are effectively chargeable) can be ignored.

31.3	Duration of provision of benefits

Benefits for any employees of the said Participating Employers will be provided in relation only to their periods of service with and remuneration from the Participating Employer while they satisfy the eligibility conditions in rule 31.2(a) or 31.2(b).

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31.4	Consequences of ceasing to satisfy the eligibility conditions in rule 30.2

In the event of an employee of one of the said Participating Employers ceasing to satisfy the eligibility conditions in rules 31.2(a) or 31.2(b) his benefits will be held subject to the Rules until he leaves service or retires or his benefits are transferred out of the Plan.

Revenue Limits Rules

SCHEDULE 3

Revenue Limits Rules

1	DEFINITIONS

In these rules the following expression shall have the meanings ascribed to them:

“Act” shall mean the Income and Corporation Taxes Act 1988 and any statutory amendment modification or re-enactment thereof, including the Income Tax (Earnings and Pensions) Act 2003.

“Aggregate Retirement Benefit” shall mean the aggregate of

(a)	the Member’s pension under this Plan and any Associated Scheme and

(b)	the pension equivalent of the Member’s Lump Sum Retirement Benefit.

“Approval” shall mean approval of the Plan by the Inland Revenue under Chapter I Part XIV of the Act.

“Associated Employer” an employer is associated with another employer if one is controlled by the other, or both are controlled by a third party. Control has the meaning in section 840 of the Act, or in the case of a close company, section 416 of the Act.

“Associated Scheme” shall mean any Relevant Scheme providing benefits in respect of Service.

“Class A Member” shall be any Member who is not a Class B Member or a Class C Member.

“Class B Member” shall mean any Member:

(a)	who, on or after 17 March 1987 and before 1 June 1989, joined the Plan being a scheme which commenced before 14 March 1989, or

(b)	who the Inland Revenue have agreed in writing to be a Class B Member by virtue of previous membership of a Relevant Scheme, or in any other circumstances permitted under the Act,

and, in any such case, has not opted to become a Class A Member.

“Class C Member” shall mean any Member:-

(a)	who joined the Plan before 17 March 1987, or

(b)	who joined subsequently and who the Inland Revenue have agreed in writing to be a Class C Member by virtue of previous membership of a Relevant Scheme, or in any other circumstances permitted under the Act, and, in any such case, has not opted to become a Class A Member.

“Connected Scheme” shall mean any Relevant Scheme which is connected with the Plan in relation to the Member i.e. if

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(a)	there is a period during which the Member has been the employee of 2 Associated Employers;

(b)	that period counts under both schemes as a period in respect of which benefits are payable; and

(c)	the period counts under one scheme for service with one employer and under the other for service with the other employer.

“Controlling Director” shall mean a Member who, at any time on or after 17 March 1987 and in the last 10 years before the Relevant Date has, in relation to the Employer, been both within the definition of a director in section 612(1) of the Act and within paragraph (b) of section 417(5) of that Act.

“Final Remuneration” shall mean the greater of:

(a)	the highest remuneration upon which tax liability has been determined for any one of the 5 years preceding the Relevant Date being the aggregate of:

(i)	the basic pay for the year in question, and

(ii)	the yearly average over 3 or more consecutive years ending with the expiry of the corresponding basic pay year, of any Fluctuating Emoluments provided that Fluctuating Emoluments of a year other than the basic pay year may be increased in proportion to the increase in the Index from the last day of that year up to the last day of the basic pay year. Remuneration that is received after the Relevant Date and upon which tax liability has been determined will be treated as a Fluctuating Emolument (providing it was earned or qualified for prior to the Relevant Date). In these circumstances it may be included provided the yearly average of 3 or more consecutive years begins no later than the commencement of the basic pay year; or

(b)	the yearly average of the total emoluments from the employer which are assessable to income tax under Case I or II of Schedule E and upon which tax liability has been determined for any 3 or more consecutive years ending not earlier than 10 years before the Relevant Date. Where such emoluments are received after the Relevant Date but are earned or qualified for prior to that date, they may be included provided that in these circumstances the yearly average of 3 or more consecutive years begins no later than the commencement of the year ending with the Relevant Date.

Provided that:

(i)	remuneration and total emoluments do not include any amounts which arise from the acquisition or disposal of shares or any interest in shares or from a right to acquire shares (except where the shares or rights etc which give rise to such an amount liable to tax under Schedule E had been acquired before 17 March 1987) or anything in respect of which tax is chargeable by virtue of sections 148 or 313 of the Act;

(ii)	in relation to a Controlling Director, final remuneration shall be the amount ascertained in accordance with (b) and (a) above shall not apply;

Revenue Limits Rules

(iii)	in relation to any other employee whose remuneration in any year subsequent to 5 April 1987 used for the purpose of calculating benefits has exceeded £100,000, (or such other figure as may be prescribed by the Treasury), final remuneration shall not exceed the amount ascertained in accordance with (b) above and (a) above shall not apply, unless the individual chooses to adopt £100,000 (or such other figure as may be prescribed by the Treasury);

(iv)	where final remuneration is computed by reference to any year other than the last complete year ending on the Relevant Date, the Member’s remuneration or total emoluments of any year may be increased in proportion to any increase in the Index from the last day of that year up to the Relevant Date. For a Class C Member this proviso shall not apply to the calculation of the maximum Lump Sum Retirement Benefit unless the Member’s aggregate total benefits are similarly increased beyond the maximum amount which could be paid but for this proviso and/or the first sentence of (a)(ii) above and then only to the same proportionate extent;

(v)	for Class A Members final remuneration shall not exceed the Permitted Maximum;

(vi)	for the purpose of calculating the maximum Lump Sum Retirement Benefit of a Class B Member final remuneration shall not in any event exceed £100,000 (or such other figure as may be prescribed by the Treasury);

(vii)	an employee who remains, or is treated as remaining, in service but by reason of Incapacity is in receipt of a much reduced remuneration i.e. under a sick pay or permanent health insurance scheme, for more than 10 years up to the Relevant Date, may calculate final remuneration under (a) or (b) above with the final remuneration calculated at the cessation of normal pay and increased in accordance with the Index;

(viii)	the total amount of any profit related pay (whether relieved from income tax or not) may be classed as pensionable remuneration and treated as a Fluctuating Emolument;

(ix)	an early retirement pension in payment from the Employer may not be included in final remuneration.

(x)	any amounts of pay used to buy partnership shares in a share incentive plan that are classed as pensionable remuneration qualify for the purpose of paragraph 83 of Schedule 8 to the Finance Act 2000.

Notes:

1	Except as in proviso (i) above, benefits in kind may be taken into account when they are assessed to income tax as emoluments under Schedule E, and will normally be regarded as Fluctuating Emoluments. If benefits are not so assessable, they may not be included as part of final remuneration except with the agreement of the Inland Revenue.

2	Where at the Relevant Date, final remuneration cannot be precisely established because tax liability on all the constituent elements of

Revenue Limits Rules

Remuneration for the year or years in question has not been determined, Final Remuneration may be calculated on the appropriate basis above using those elements of Remuneration which have been finally determined for tax purposes. Immediate “on account” pension and lump sum benefits may be provided based on Final Remuneration so calculated. When tax liability on Remuneration is finally determined, and Final Remuneration recalculated providing scope for further benefits (both pension and lump sum), these may be paid but they must not cause total benefits to exceed Inland Revenue limits calculated as at the date benefits were first taken.

Where the above applies in the case of a Class A Member whose Lump Sum Retirement Benefit is calculated on the basis set out in paragraph 8.7 of IR12(2001), a subsequent additional lump sum will not be possible if Final Remuneration is not finally determined for tax purposes until after the end of the first year in which the pension has been in payment.

Where immediate benefits are not being provided or where a transfer payment is to be made in respect of accrued pension benefits then Final Remuneration may only be calculated using Remuneration assessable to income tax under Case I or II of Schedule E and upon which tax liability has been determined.

3	Where the Relevant Date occurs during a period of paid maternity leave or within 12 months of the end of a period of paid maternity leave, Final Remuneration (as defined in this definition) can include an amount based on the greater of:

(a)	the Remuneration that the employer would have been obliged to pay to the employee under a contract of employment in force in respect of that employee prior to the start of the paid maternity leave, or

(b)	the actual amount of Remuneration received by the employee from the employer in the period of 12 months immediately before the commencement of the paid maternity leave.

In the case of (a) above the Remuneration that the employer would have been obliged to pay to the employee under a contract of employment in force in respect of that employee prior to the start of the paid maternity leave cannot include any amounts that, had they been paid, would not qualify as remuneration

In the case of (b) above only, the Remuneration may be increased in proportion to any increase in the National Average Earnings Index from the last day of the 12 month period immediately before the commencement of the paid maternity leave up to the end of that leave.

4

Where Fluctuating Emoluments have not been paid for the full 3 years, they should be averaged over the period from the commencement of their entitlement to payment (or the beginning of the 3 year period, if later) to the end of the relevant basic pay year. Where, however, it is proposed to include in Final Remuneration a Fluctuating Emolument which was

Revenue Limits Rules

payable in a single year only the agreement of the Inland Revenue must be sought.

“Fluctuating Emoluments” are any part of an employee’s earnings which are not paid on a fixed basis and are additional to the basic wage or salary. They include overtime, commission, bonuses or benefits in kind as long as they are assessable to tax under Case I or II of Schedule E and profit related pay (see proviso (viii) to definition of Final Remuneration). Directors’ fees may rank as fluctuating emoluments according to the basis on which they are voted.

“Index” shall mean the Government’s Index of Retail Prices.

“Lump Sum Retirement Benefit” shall mean the total value of all retirement benefits payable in any form other than non-commutable pension under this and any Associated Scheme.

“Maximum Benefit” shall mean the appropriate maximum prescribed by this Schedule 3 or as otherwise specified by the Board from time to time.

“Pensionable Service” shall have the meaning ascribed to it by section 70(2) of the Pension Schemes Act 1993.

“Permitted Maximum” is to be construed as defined in section 590C(2) of the Act.

“Relevant Date” shall mean the date of retirement, leaving Pensionable Service or death as the case may be.

“Relevant Scheme” shall mean any other scheme approved or seeking approval under Chapter I Part XIV of the Act and in respect of a Class A Member who is a Controlling Director also any retirement annuity contract or trust scheme approved under Chapter III Part XIV or any personal pension scheme as approved under Chapter IV Part XIV of the Act insofar as it provides benefits secured by contributions in respect of Service.

“Remuneration” in relation to any year shall mean the aggregate of the total emoluments for the year in question from the Employer and which are assessable to Income Tax under Schedule E but excluding any amounts which arise from the acquisition or disposal of shares or any interest in shares or a right to acquire shares or anything in respect of which tax is chargeable by virtue of section 148 of the Act. Provided that for a Class A Member there shall be disregarded any emoluments in excess of the Permitted Maximum.

“Retained Death Benefits” shall mean any lump sum benefits payable on the Member’s death from:

(a)	retirement benefits schemes approved or seeking approval under Chapter I Part XIV of the Act or relevant statutory schemes as defined in section 611A thereof,

(b)	funds to which section 608 of the Act applies,

(c)	retirement benefits schemes which have been accepted by the Inland Revenue as “corresponding” in respect of a claim made on behalf of the Member for the purposes of section 596(2)(b) of that Act,

(d)	retirement annuity contracts approved under Chapter III Part XIV of the Act,

Revenue Limits Rules

(e)	term life provisions under personal pension schemes approved under Chapter IV Part XIV of the Act, or

(f)	transfer payments from overseas schemes held in a type of arrangement defined in (a), (d) or (e) above,

in respect of previous employments or periods of self-employment (whether alone or in partnership). If the Retained Death Benefits do not exceed £2,500 in total (or in other circumstances which do not affect Approval) they may be ignored.

“Service” shall mean service with the Employer or an Associated Employer or, except in relation to a Class A Member who is a Controlling Director of either employer, an employer who is associated with the Employer only by virtue of a permanent community of interest.

Revenue Limits Rules

Part 1

Inland Revenue Limits

2	CLASS A MEMBERS

Notwithstanding anything to the contrary in the Plan provisions the benefits payable to a Class A Member or his Dependants or other beneficiaries in respect of him shall not, when aggregated with all benefits of a like nature provided under all Associated Schemes exceed the limits set out below:

2.1	The Member’s Aggregate Retirement Benefit shall not exceed:

(a)

on retirement at any time between attaining age 50 and attaining age 75, except before Normal Retirement Date on grounds of Incapacity, a pension of  1/60th of Final Remuneration for each year of Service (not exceeding 40 years) or such greater amount as will not prejudice Approval;

(b)	on retirement at any time before Normal Retirement Date on grounds of Incapacity, a pension of the amount which could have been provided at Normal Retirement Date in accordance with rule 2.1(a), Final Remuneration being computed as at the actual date of retirement;

(c)

on leaving Pensionable Service before attaining age 75, a pension of  1/60th of Final Remuneration for each year of Service prior to leaving Pensionable Service (not exceeding 40 years) or such greater amount as will not prejudice Approval. The amount computed may be increased by 5% for each complete year or if greater, in proportion to any increase in the Index which has occurred between the date of termination of Pensionable Service and the date on which the pension begins to be payable. Any further increase necessary to comply with social security legislation is also allowable.

(d)

Benefits for a Class A Member are further restricted to ensure that his total retirement benefit from this Plan and from any Associated Scheme or Connected Scheme does not exceed a pension of  1/30th of the Permitted Maximum for each year of service, subject to a maximum of  20/30ths. For the purpose of this limit, service is the aggregate of Service and any period of service which gives rise to benefits under a Connected Scheme provided that no period is to be counted more than once.

(e)	For the purpose of calculating the Aggregate Retirement Benefit or the total retirement benefit in (a) to (d) above, the pension equivalent of any Lump Sum Retirement Benefit is one twelfth of its total cash value.

2.2	The Member’s Lump Sum Retirement Benefit shall not exceed:

(a)

on retirement at any time between attaining age 50 and attaining age 75, except before Normal Retirement Date on grounds of Incapacity,  3/80ths of Final Remuneration for each year of Service (not exceeding 40 years) or such greater amount as will not prejudice Approval;

(b)	on retirement at any time before Normal Retirement Date on ground of Incapacity, the amount which could have been provided at Normal Retirement

Revenue Limits Rules

Date in accordance with rule 2.2(a), Final Remuneration being computed as at the actual date of retirement;

(c)

on leaving Pensionable Service before attaining age 75, a lump sum of  3/80ths of Final Remuneration for each year of Service prior to leaving Pensionable Service (not exceeding 40 years) or such greater amount as will not prejudice Approval. The amount computed may be increased in proportion to any increase in the Index which has occurred between the date of termination of Pensionable Service and the date on which the benefit is first paid.

3	CLASS B MEMBERS OR CLASS C MEMBERS

Notwithstanding anything to the contrary in the Plan provisions, the benefits payable to a Class B Member or a Class C Member or to his Dependants or other beneficiaries in respect of him shall not when aggregated with all benefits of a like nature provided under all Associated Schemes exceed the limits set out below.

3.1	The Member’s Aggregate Retirement Benefit shall not exceed:

(a)	on retirement at or before Normal Retirement Date, a pension of 1/60th of Final Remuneration for each year of Service (not exceeding 40 years) or such greater amount as will not prejudice Approval;

(b)	on retirement at any time before Normal Retirement Date on grounds of Incapacity, a pension of the amount calculated in accordance with rule 3.1(a) as if the Member had remained in Service until the Normal Retirement Date, Final Remuneration being computed as at the actual date of retirement;

(c)	on retirement after Normal Retirement Date, a pension of the greatest of:

(i)	the amount calculated in accordance with rule 3.1(a) on the basis that the actual date of retirement was the Member’s Normal Retirement Date,

(ii)	the amount which could have been provided at Normal Retirement Date in accordance with rule 3.1(a) increased either actuarially in respect of the period of deferment or in proportion to any increase in the Index during that period, and

(iii)

where the Member’s total Service has exceeded 40 years, the aggregate of  1/60th of Final Remuneration for each year of Service before Normal Retirement Date (not exceeding 40 such years) and of a further  1/60th of Final Remuneration for each year of Service after Normal Retirement Date, with an overall maximum of 45 reckonable years,

Final Remuneration being computed in respect of (i) and (iii) above as at the actual date of retirement, but subject always to rule 4;

(d)

on leaving Pensionable Service before Normal Retirement Date, a pension of  1/60th of Final Remuneration for each year of Service prior to leaving Pensionable Service (not exceeding 40 years) or such greater amount as will not prejudice Approval. The amount computed may be increased by 5% for each complete year or if greater, in proportion to any increase in the Index which has occurred between the date of termination of Pensionable Service and the date on

Revenue Limits Rules

which the pension begins to be payable. Any further increase necessary to comply with social security legislation is also allowable.

3.2	The Member’s Lump Sum Retirement Benefit shall not exceed:

(a)	on retirement at or before Normal Retirement Date, 3/80ths of Final Remuneration for each year of Service (not exceeding 40 years) or such greater amount as will not prejudice Approval;

(b)	on retirement at any time before Normal Retirement Date on grounds of Incapacity the amount calculated in accordance with rule 3.2(a) as if the Member had remained in Service until the Normal Retirement Date, Final Remuneration being computed as at the actual date of retirement;

(c)	on retirement after Normal Retirement Date, the greatest of:

(i)	the amount calculated in accordance with rule 3.2(a) on the basis that the actual date of retirement was the Member’s Normal Retirement Date,

(ii)	the amount which could have been provided at Normal Retirement Date in accordance with rule 3.2(a) together with an amount representing interest thereon, and

(iii)

where the Member’s total Service has exceeded 40 years, the aggregate of  3/80ths of Final Remuneration for each year of Service before Normal Retirement Date (not exceeding 40 such years) and of a further  3/80ths of Final Remuneration for each year of Service after Normal Retirement Date, with an overall maximum of 45 reckonable years,

Final Remuneration being computed in respect of (i) and (iii) above as at the actual date of retirement, but subject always to rule 4;

(d)

on leaving Pensionable Service before Normal Retirement Date, a lump sum of  3/80ths of Final Remuneration for each year of Service prior to leaving Pensionable Service (not exceeding 40 years) or such greater amount as will not prejudice Approval. The amount computed as aforesaid may be increased in proportion to any increase in the Index which has occurred between the date of termination of Pensionable Service and the date on which the benefit is first paid.

3.3	If a Member elects to take any part of the benefits under this Plan in advance of actual retirement, the limits set out in rules 3.1 and 3.2 shall apply as if the Member had retired at the date of the election as aforesaid, no account being taken of subsequent Service, save that the maximum amount of any uncommuted pension not commencing immediately may be increased either actuarially in respect of the period of deferment or in proportion to any increase in the Index during that period.

3.4	The preceding provisions of this Rule shall be modified in their application to a Member who is a Controlling Director as follows:-

(a)

the amount of the maximum Aggregate Retirement Benefit in rule 3.1 and of the maximum Lump Sum Retirement benefit in rule 3.2 shall be reduced, where necessary for Approval, to take account of any corresponding benefits under retirement annuity contracts or trust schemes approved under Chapter III Part

Revenue Limits Rules

XIV of the Act or under personal pension schemes approved under Chapter IV Part XIV of the Act;

(b)	where retirement takes place after Normal Retirement Date but not later than the Member’s 70th birthday, rules 3.1(c)(ii) and 3.1(c)(iii) and rule 3.2(c)(ii) and 3.2(c)(iii) shall not apply, and if retirement is later than the attainment of that age, the said Rules shall apply as if the Member’s 70th birthday had been specified in the Rules as Normal Retirement Date, so as not to treat as Service after Normal Retirement Date any Service before the Member reaches the age of 70;

(c)	where rule 3.3 applies to him, the rate of the actuarial increase referred to therein in relation to any period of deferment prior to attaining the age of 70, shall not exceed the percentage increase in the Index during that period.

Revenue Limits Rules

Part 2

Other conditions relating to Class A Members

4	MEMBER’S CONTRIBUTIONS

4.1	Each Member is required to contribute in accordance with rule 4.1 of Schedule 2. No rate of contribution determined under those Rules may be altered before the expiry of a period of 12 months from the date on which the first payment at the current rate became due without the specific agreement of the Inland Revenue.

4.2	In addition the Member may make voluntary contributions to the Plan to secure additional benefits for the Member and/or the Member’s Dependants. Any retirement benefits so secured must be in the form of non-commutable pension except to the extent to which the provisions of the Plan allow commutation of trivial pensions or on the grounds of serious ill health.

4.3	The contributions paid to the Plan by a Member in a year of assessment shall not exceed either:

(a)	when aggregated with the Member’s contributions to any other exempt approved schemes, 15 per cent of the Member’s Remuneration, or

(b)	when aggregated with the Member’s contributions to any Associated Schemes or Connected Schemes, 15 per cent of the Permitted Maximum.

5	CONTINUED LIFE COVER

Any provision in the Rules to provide a lump sum benefit on the death of a Member occurring after retirement on pension (other than a payment under a guarantee of pension provision) shall be restricted in respect of a Member who joined the Plan on or after 1 October 1991 to exclude any provision other than on death occurring before the Normal Retirement Date and after retirement on grounds of Incapacity. The amount of the benefit shall not exceed the amount payable had the Member died immediately before retirement increased in proportion to any increase in the Index between the date of the Member’s retirement and the date of death.

6	PAYMENT OF RETIREMENT BENEFITS

6.1	The payment of a Member’s retirement benefits shall not commence earlier than the Member attaining age 50, except on retirement on grounds of Incapacity, nor later than attaining age 75.

6.2	No part of the Member’s retirement benefits is to be paid in advance of actual retirement except as necessary to comply with rule 6.1 or to the extent necessary to comply with the requirements of the 1993 Act.

Part 3

Other conditions relating to Class B Members or Class C Members

7	MEMBER’S CONTRIBUTIONS

7.1	Each Member is required to contribute in accordance with rule 4.1 of Schedule 2. No rate of contribution determined under those Rules may be altered before the expiry of a period of 12 months from the date on which the first payment at the current rate became due without the specific agreement of the Inland Revenue.

7.2	In addition the Member may make voluntary contributions to the Plan to secure additional benefits for the Member and/or the Member’s Dependants. Where such contributions commence on or after 8 April 1987 any retirement benefits so secured must be in the form of non-commutable pension except to the extent to which the provisions of the Plan allow commutation of trivial pensions or on the grounds of serious ill health.

7.3	The total contributions paid by the Member in a year of assessment to this and any Associated Scheme shall not exceed 15% of Remuneration for that year.

8	TRANSFERS

8.1	Any retirement benefits arising by virtue of the receipt by the Plan of a transfer value (other than from another scheme providing benefits in respect of Service) shall not be capable of commutation unless and then only to the extent that a certificate has been obtained from the administrator of the transferring scheme showing the maximum lump sum payable from the transfer value. The amount so certified may be increased in proportion to any increase in the Index since the date the transfer payment was received.

8.2	When, on or after a transfer having been made to another occupational pension scheme, the administrator of that scheme requests such a certificate as is referred to in rule 8.1, the administrator of the Plan shall calculate as at the date of the transfer the maximum lump sum payable on retirement from the transfer value and certify that amount to the Receiving Scheme.

Part 4

Other conditions relating to all Members

9	LUMP SUM DEATH BENEFIT

The lump sum benefit (exclusive of any refund of the Member’s own contributions not applied specifically to secure the payment of benefits on the Member’s death and any interest thereon) payable on the death of a Member while in Service or (having left Pensionable Service with a deferred pension) before the commencement of the pension shall not, when aggregated with all benefits of a like nature under Associated Schemes, exceed the greater of:

(a)	£5,000, and

(b)	4 times the greatest of:

(i)	annual rate (subject for a Class A Member to the Permitted Maximum) of the Member’s basic salary or wages at the date of death or leaving Pensionable Service together with the yearly average of Fluctuating Emoluments received in the 3 years (or the whole period of Service if less) up to the date of death or leaving Pensionable Service;

(ii)	the Member’s total emoluments (subject for a Class A Member to the Permitted Maximum) of any selected period of 12 months ending not earlier than 36 months before the date of death; and

(iii)	Final Remuneration disregarding provisos (i), (ii) and (iii) of that definition less Retained Death Benefits.

10	PENSIONS FOR DEPENDANTS

10.1

Any pension for a Dependant, when aggregated with the pensions, other than those provided by surrender or allocation of the Member’s own pension, payable to that Dependant under all Associated Schemes, shall not exceed an amount equal to  2/3rds of the maximum Aggregate Retirement Benefit payable to the Member immediately before death under Part 1 above. Where the death of the Member occurs whilst in Service before the Normal Retirement Date the maximum is that appropriate had the Member retired on grounds of Incapacity on the date of death entitled to no retained benefits from previous employments.

10.2	If pensions are payable to more than one Dependant of a Member, the aggregate of all Dependant’s pensions payable in respect of the Member under this and all Associated Schemes shall not exceed the full amount of the maximum Aggregate Retirement Benefit described in rule 10.1.

11	INCREASES OF PENSIONS IN PAYMENT

The maximum amount of a pension ascertained in accordance with Part 1 or Part 4 less any pension which has been commuted for a lump sum or the pension equivalent of any benefits in lump sum form and any pension surrendered to provide a Dependant’s pension may be increased by 3% for each complete year or if greater, in proportion to any increase in the Index since the pension commenced.

12	SURPLUS AVCS

12.1	Where the application of the limits in this Schedule requires the quantum of the Aggregate Retirement Benefit to be restricted and the Member has paid additional voluntary contributions to supplement scheme benefits, that restriction shall first be effected on those supplementary benefits so as to permit the repayment of the surplus additional voluntary contributions subject to the provisions of section 599A of the Act.

12.2	The administrator of the Plan shall comply with the requirements of Regulation 5 of The Retirement Benefits Schemes (Restriction on Discretion to Approve) (Additional Voluntary Contributions) Regulations 1993 and where the scheme is the “leading scheme” in relation to a Member, with the requirements of Regulation 6 of those Regulations so far as they concern “main schemes”. If these Regulations are amended or replaced by any other Regulations then this Rule will have effect as if it had been amended or replaced accordingly.

13	TRANSFERS

13.1	The benefits arising on retirement from a transfer value shall not be capable of commutation nor shall they be paid in lump sum form if the transfer is accompanied by a certificate from the administrator of the transferring scheme to the effect that the transfer value is not to be used to provide benefits in lump sum form.

13.2	When making a transfer to a Personal Pension Scheme the administrator of the Plan shall provide a certificate of the maximum lump sum payable on retirement from the transfer value if the Member has in respect of any period to which the transfer payment or any part of it relates been either:

(a)	a Controlling Director at any time within the 10 years preceding the transfer date, or

(b)	in receipt of annual remuneration in any year of assessment falling (wholly or partly) during the period of six years prior to the transfer date more than the allowable maximum (within the meaning of section 640A(2) of the Act) for the year of assessment in which the transfer dates falls and the individual’s age at the transfer date is 45 or more.

Part 5

Inland Revenue requirements on pension sharing

14	INLAND REVENUE REQUIREMENTS FOR EX-SPOUSE PARTICIPANT

The requirements relating to an Ex-Spouse Participant’s benefits are as follows:

(a)	Subject to Part 1 a pension can be paid:

(i)	at any time between attaining age 50 and 75 (commencement of the pension cannot be deferred beyond his 75th birthday);

(ii)	earlier on grounds of Incapacity where the Ex-Spouse Participant is simultaneously taking early payment of benefits on the grounds of Incapacity arising from his own Membership of the Scheme;

(iii)	immediately if the Ex-Spouse Participant is aged 75 or over at the date the Pension Sharing Order is implemented.

(b)	A pension not yet in payment may be fully commuted at any age on the grounds of Terminal Ill Health.

(c)	There is no limit on the amount of the pension payable to an Ex-Spouse Participant. Such a pension should not be commuted, surrendered or assigned except in accordance with the Rules and this schedule. Such a pension will be payable for life unless it is fully commuted under the terms of this schedule.

(d)	No lump sum may be paid to the Ex-Spouse Participant where the Member (who was formerly married to the Ex-Spouse Participant) has already received a Lump Sum Retirement Benefit from the Scheme before the date of the implementation by the Scheme of the Pension Sharing Order, agreement or equivalent provision.

(e)	No lump sum may be paid to the Ex-Spouse Participant where all of the Pension Credit Rights under the Scheme have been transferred into the Scheme with a lump sum nil certificate.

(f)	The lump sum payable to an Ex-Spouse Participant is limited to a maximum of 2.25 x the initial annual pension. For this purpose, the initial annual pension should be calculated on the following bases:

(i)	if the pension payable for the year changes, the initial pension payable should be taken;

(ii)	it should be assumed that the Ex-Spouse Participant will survive for a year;

(iii)	the effect of commutation should be ignored.

(g)	Where the Ex-Spouse Participant dies before benefits come into payment the requirements are as follows:

(i)	The lump sum is limited to 25% of what would have been the cash equivalent of the Pension Credit Rights at the Ex-Spouse Participant’s date of death. This lump sum will be paid at the discretion of the Trustees. The balance of the said cash equivalent may be used to provide a non-commutable pension for a Dependant of the Ex-Spouse Participant.

(ii)

The amount of pension payable to a Dependant is limited to a maximum of  2/3rds of the amount of the pension that could have been paid to the Ex-Spouse Participant at the date of death had the whole of the cash equivalent of the Pension Credit Rights been used to purchase an annuity at an available market rate. For the purpose of determining the pension which could have been paid to the Ex-Spouse Participant, it should be assumed that he was aged 50 at the date of death, where he died at an earlier age. Where more than one pension will be paid the total of all the pensions cannot exceed the amount of the pension that could have been paid to the Ex-Spouse Participant.

(h)	Where the Ex-Spouse Participant dies after pension has come into payment, the requirements are as follows:

(i)

The amount of pension payable to a Dependant is limited to a maximum of  2/3rds of the initial annual pension which was paid to the Ex-Spouse Participant as increased by any rise in the Index since the commencement of the Ex-Spouse Participant’s pension. Where more than one pension will be paid the total of all the pensions cannot exceed the amount of the initial annual pension which was paid to the Ex-Spouse Participant, as increased by any rise in the Index since the commencement of the Ex-Spouse Participant’s pension. For these purposes initial annual pension should be calculated on the same basis as for rule 14 of Part 5.

(ii)	Where the Ex-Spouse Participant selected a guarantee not exceeding 5 years and the guarantee period has not expired, the remaining balance of the pension instalments can be paid as a lump sum. This lump sum will be paid at the discretion of the Trustees. Where the Ex-Spouse Participant selected a guarantee exceeding 5 years and the guarantee period has not expired, the remaining balance of the pension instalments will be paid in pension form to an individual or individuals at the discretion of the Trustees.

(i)	Any payment of death benefits to be made at the discretion of the Trustees will be paid pursuant to rule 19 (disposal power) of the Rules.

(j)	Full commutation of Pension Credit Rights which are Trivial is permitted when the pension first becomes payable or at such other time that will not prejudice Exempt Approval. Where the Ex-Spouse Participant is also entitled to benefits under this Scheme arising from his own Membership of the Scheme for the purposes of determining whether the aggregate value of total benefits exceed the triviality limit for the purposes of the Rules benefits from Pension Credit Rights will be included and will be simultaneously commuted.

(k)	Where an Ex-Spouse Participant surrenders his pension to provide an additional pension for a Dependant, the amount of pension surrendered will not exceed the reduced pension that the Ex-Spouse Participant retains. The option of the Ex-Spouse Participant to surrender his pension does not apply where the pension is paid in the form of income drawdown.

15	INLAND REVENUE REQUIREMENTS FOR PENSION DEBIT MEMBER

15.1	Notwithstanding any other provisions of the Rules, the benefits for a Pension Debit Member are additionally subject to the following limits, subject to compliance with social security legislation:

(a)	The pension will not exceed the Aggregate Retirement Benefit less the Negative Deferred Pension in this Scheme and the Negative Deferred Pension in any Associated Scheme and, furthermore in the case of a Class A Member the Negative Deferred Pension in any Connected Scheme.

(b)	The lump sum from this and any Associated Scheme will not exceed:

(i)	for Pension Debit Members who are Class A Members or Class B Members, an amount determined by 2.25 x the initial annual pension payable;

(ii)	for Pension Debit Members who are Class C Members, an amount of the greater of:-

(A)	2.25 x the initial annual pension payable; or

(B)	a lump sum for the Pension Debit Member determined in accordance with rule 21 for a Class C Member (Inland Revenue maximum lump sum) as if there had been no Pension Debit, less 2.25 x the Negative Deferred Pension.

(c)	For the purposes of this rule, the initial annual pension should be calculated on the following bases:

(i)	if the pension payable for the year changes, the initial pension payable should be taken;

(ii)	it should be assumed that the Pension Debit Member will survive for a year;

(iii)	the effect of commutation should be ignored.

(d)

On the death of the Pension Debit Member, any pension for a Dependant will not exceed  2/3 x of the pension for the Pension Debit Member determined in accordance with Schedule 3 (Inland Revenue Requirements) as if there had been no Pension Debit, less the Negative Deferred Pension and the Negative Deferred Pension in any Associated Scheme and, furthermore in the case of a Class A Member the Negative Deferred Pension in any Connected Scheme. Where more than one pension will be paid the total of all the pensions cannot exceed 100% of the pension for the Pension Debit Member determined in accordance with Schedule 3 (Inland Revenue Requirements) as if there had been no Pension Debit, less the Negative Deferred Pension and the Negative Deferred Pension in any Associated Scheme and, furthermore in the case of a Class A Member the Negative Deferred Pension in any Connected Scheme.

16	INLAND REVENUE REQUIREMENTS ON DEATH BEFORE DISCHARGE

16.1	The lump sum death benefit payable is limited to 25% of what would have been the cash equivalent of the fund which would have provided the Pension Credit Rights for the Ex-Spouse.

16.2

The amount of pension payable to a Dependant is limited to a maximum of  2/3rds of the amount of the pension that could have been paid to the Ex-Spouse at the date of death if the whole of what would have been the cash equivalent of the fund which would have provided the Pension Credit Rights had been used to purchase an annuity at an available market rate. Where more than one pension will be paid the total of all the pensions cannot exceed the amount of the pension that could have been paid to the Ex-Spouse.

17	INLAND REVENUE REQUIREMENTS ON PAYMENT OF PENSIONS ON DEATH

Any pension payable to a Dependant on the death of an Ex-Spouse will be payable for life except a pension payable to a Child will cease (unless continued payment would not prejudice Exempt Approval) on the attainment of age 18 or if later on the cessation of full time education. Such pensions may be fully commuted for a lump sum in accordance with Part 1 at the time the pension becomes payable, or at such other time that will not prejudice Exempt Approval.

18	INLAND REVENUE REQUIREMENTS FOR PENSION CREDIT BENEFIT TO BE KEPT SEPARATE

Where any individual is entitled to Pension Credit Benefits under the Scheme in addition to other benefits pursuant to the Rules such Pension Credit Benefits will be kept separate from the other Scheme benefits of the individual concerned.

19	INLAND REVENUE REQUIREMENTS ON TRANSFERS

The following provisions apply to transfers.

(a)	The Trustees will give full details of the Pension Debit and a lump sum certificate specifying the maximum permissible lump sum, to the receiving scheme/arrangement where the fund underlying the benefits for a Pension Debit Member is transferred to another scheme approved under Chapter 1 Part XIV of the 1988 Act or a scheme approved under Chapter IV Part XIV of the 1988 Act.

(b)	Where the Trustees accept a transfer payment for an individual who is already a Member of the Scheme or is already an Ex-Spouse Participant in the Scheme and are informed by the transferor that the transfer value consists wholly or partly of Pension Credit Rights in the former scheme or arrangement, then the Trustees will separately identify the transfer payment relating to the Pension Credit Rights or the part of the transfer payment relating to the Pension Credit Rights from other funds held for the benefit of the Member or Ex-Spouse Participant. Furthermore the Trustees will comply with the requirements of Rule 18 above in respect of the transferred-in Pension Credit Rights. Then the individual will acquire the status of an Ex-Spouse Participant in the Scheme in relation to his transferred-in Pension Credit Benefits. Such Pension Credit Benefits will not count towards any limit on benefits for that Member.

(c)	Where the Trustees accept a transfer payment and are informed by the transferor of the details of a Pension Debit relating to the transfer payment, the Trustees will take account of the Pension Debit, if appropriate, in the calculation of any limit on benefits for that Member. If a transfer of the fund underlying the benefits for the Member is made to a scheme approved under Chapter 1 Part XIV of the 1988 Act or a scheme approved under Chapter IV Part XIV of the 1988 Act, the Trustees will give full details of the Pension Debit to the receiving scheme/arrangement.

(d)	Where the Trustees make a transfer payment in respect of an Ex-Spouse Participant it will be made in accordance with any requirements of the Board and the Trustees will confirm to the receiving scheme or arrangement that the transfer consists wholly or partly of Pension Credit Rights for the benefit of an Ex-Spouse Participant.

SIGNED as a deed, and delivered when dated, by VODAFONE GROUP PLC in the presence of:

Director
Signature:	/s/ Authorized Signatory
Name:	Authorized Signatory

Director/Secretary
Signature:	/s/ Authorized Signatory
Name:	Authorized Signatory

SIGNED as a deed, and delivered when dated, by VODAFONE DC PENSION TRUSTEE COMPANY LIMITED in the presence of:

Director
Signature:	/s/ Authorized Signatory
Name:	Authorized Signatory

Director/Secretary
Signature:	/s/ Authorized Signatory
Name:	Authorized Signatory